_____________________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12

CANANDAIGUA NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CANANDAIGUA NATIONAL CORPORATION

72 South Main Street

Canandaigua, NY 14424

March 1, 2012

Dear Fellow Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Canandaigua National Corporation. Our annual meeting will be held in the Community Board Room on the second floor of the Main Office at 72 South Main Street, Canandaigua, NY, on Wednesday, April 11, 2012, at 1:00 p.m.

Shareholders will be asked to: (1) elect four Class 1 Directors for terms of three years; (2) approve an amendment to our 2011 Omnibus Incentive Plan to remove the ten-year term limitation on Stock Appreciation Rights; and authorize the individuals named as proxy to act in their discretion to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.  Information about the director nominees can be found in the attached proxy statement.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Meeting, you are urged to read and carefully consider the enclosed proxy statement. You may vote by telephone, via the Internet, or mark, sign, date and return the enclosed form of proxy in the accompanying pre-addressed, postage-paid envelope. You may withdraw your proxy if you attend the meeting and wish to vote in person.

I urge you to vote for the election of all four nominees and in favor of the amendment to our 2011 Omnibus Incentive Plan.

/s/ George W. Hamlin, IV

George W. Hamlin, IV

Chairman and CEO

enc.

CANANDAIGUA NATIONAL CORPORATION

72 South Main Street

Canandaigua, NY 14424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME

1:00 p.m., on Wednesday, April 11, 2012

PLACE

The Canandaigua National Bank and Trust Company

72 South Main Street

Canandaigua, NY 14424

ITEMS OF BUSINESS

(1) To elect Frank H. Hamlin, III, George W. Hamlin, IV, Caroline C. Shipley, and Sue S. Stewart as Class 1 Directors for a term of three years and until their successors have been elected and qualified.

(2) To approve an amendment to our 2011 Omnibus Incentive Plan to remove the ten-year term limitation on Stock Appreciation Rights.

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE

Holders of the common stock of record at 5:00 p.m., on February 17, 2012, are entitled to vote at the meeting.

VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by proxy by using any of the following methods: (a) mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose or (b) follow the instructions for voting via the Internet or by telephone which are set forth on the enclosed proxy form. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting of Shareholders.  The instructions for revoking or replacing a proxy are set forth in the accompanying Proxy Statement.  Any shareholder present at the meeting may withdraw his or her proxy and vote personally on any matter brought before the meeting.

If the shareholder of record properly designates a proxy to vote at the Annual Meeting, your vote will be cast in accordance with your instructions.  If your proxy is returned without instructions, it will be voted “FOR” the nominees for director in Proposal 1; “FOR” Proposal 2; and as otherwise described in the Proxy Statement.

March 1, 2012

/s/ Steven H. Swartout

Steven H. Swartout

Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 11, 2012.

The proxy statement, annual report to shareholders, and Form 10-K are available at www.cnbank.com.

TABLE OF CONTENTS

SHAREHOLDERS ENTITLED TO VOTE AND REVOCATION OF PROXIES

1

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

1

ELECTION OF DIRECTORS and INFORMATION WITH RESPECT TO BOARD OF DIRECTORS

2

PROPOSAL 1 - ELECTION OF DIRECTORS

2

CORPORATE GOVERNANCE

6

COMMITTEES OF THE BOARD OF DIRECTORS

7

DIRECTORS’ COMPENSATION

7

NOMINATING AND GOVERNANCE COMMITTEE

8

AUDIT COMMITTEE

8

REPORT OF THE AUDIT COMMITTEE

8

TRANSACTIONS WITH CERTAIN RELATED PERSONS

10

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

11

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

11

EXECUTIVE OFFICER INFORMATION

13

COMPENSATION DISCUSSION AND ANALYSIS

14

REPORT OF THE COMPENSATION COMMITTEE

26

PROPOSAL 2 - AMENDMENT TO THE CANANDAIGUA NATIONAL CORPORATION OMNIBUS INCENTIVE PLAN  30

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

35

SHAREHOLDER PROPOSALS

35

OTHER MATTERS

36

APPENDIX A - PROPOSED AMENDMENT TO CANANDAIGUA NATIONAL CORPORATION OMNIBUS INCENTIVE PLAN  37

CANANDAIGUA NATIONAL CORPORATION

72 South Main Street, Canandaigua, NY 14424

(585) 394-4260

PROXY STATEMENT

Annual Meeting of Shareholders to be held Wednesday, April 11, 2012

This Proxy Statement is furnished in connection with solicitation of proxies by the Board of Directors of Canandaigua National Corporation (the “Corporation”) for use at the Annual Meeting of Shareholders to be held Wednesday, April 11, 2012, at 1:00 p.m., at The Canandaigua National Bank and Trust Company, 72 South Main Street, Canandaigua, NY 14424, and any adjournment thereof.

This Proxy Statement and the accompanying proxy are being mailed by first-class mail on or about March 1, 2012.  All expenses incurred in connection with the solicitation of proxies will be borne by the Corporation.

At a special meeting of the Company’s shareholders held on September 14, 2011, the Company’s shareholders approved a 4-for-1 forward stock split of the Company’s common stock (the “Stock Split”) and a corresponding amendment to the Company’s Certificate of Incorporation implementing the Stock Split.  The amendment to the Company’s Certificate of Incorporation effecting the Stock Split was filed with New York State on September 20, 2011.  All share data included in this Proxy Statement has been adjusted to reflect the Stock Split.

SHAREHOLDERS ENTITLED TO VOTE AND REVOCATION OF PROXIES

Only shareholders of record as of the close of business on February 17, 2012, are entitled to notice of, and to vote at, the Annual Meeting.  On that date, there were 1,887,254 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote.  A quorum will consist of the holders of not less than a majority of the shares entitled to vote, present either in person or by proxy.

If your shares are registered in your name on the Corporation’s stock records, you are considered the shareholder of record with respect to those shares.  As the shareholder of record, you have the right to vote your shares in person or by proxy at the Annual Meeting.  The Corporation has sent its proxy materials directly to you, including a proxy card for you to use.  If you hold shares of common stock through an account with a broker, bank, or other nominee rather than directly in your own name, then your broker, bank, or other nominee is considered the shareholder of record, and you are considered the beneficial owner of these shares.  The Corporation has supplied copies of its proxy materials for its 2012 Annual Meeting to the broker, bank, or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you.  As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares at the Annual Meeting.  The broker, bank, or other nominee that is the shareholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose.

Any proxy may be revoked by the person giving it at any time prior to its exercise by giving written notice of revocation to Steven H. Swartout, Secretary, prior to the vote at the meeting.  If you are the shareholder of record, you may revoke your proxy by submitting a proxy with a later date, or by voting in person at the meeting.  If you are the beneficial owner of shares held by a nominee, please follow the instructions for revoking your voting instructions given to you by the nominee.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

The holders of a majority of all common stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for transaction of business.

If you are a registered shareholder, you have four voting options:

•

over the Internet, which we encourage if you have Internet access;

•

by telephone, by calling the telephone number on your proxy form;

•

by mail, by completing, signing, dating and returning your proxy form; or

•

by attending the annual meeting and voting your shares in person.

Instructions for each method of voting are set forth on the enclosed proxy form.  If your shares are held by a nominee, you may instruct the record holder how to vote by completing the voting instructions card provided to you.

If the shareholder of record properly designates a proxy to vote at the Annual Meeting, your vote will be cast in accordance with your instructions.  If your proxy is returned without instructions, it will be voted “FOR” the nominees for director in Proposal 1; “FOR” Proposal 2; and as otherwise described in the Proxy Statement.

Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Annual Meeting for the purposes of determining a quorum.  “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion under the rules of the New York Stock Exchange (“NYSE”).

Proposal 1:  Directors are elected by a plurality of the votes cast at the Annual Meeting on this proposal, and the four nominees who receive the most votes will be elected.  If your shares are held through a nominee, your brokerage firm or other nominee is not permitted to vote your shares with respect to Proposal 1 without specific instructions from you as to how to vote with respect to the election of each of the four nominees for director.  The election of directors is not considered a “routine” matter under the NYSE rules.  Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

Proposal 2:  To be approved, this proposal regarding an amendment to the Corporation’s Omnibus Incentive Plan requires an affirmative vote of the holders of at least a majority of the outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class.  Proposal 2 is not considered a “routine” matter under the NYSE rules, and nominees that are members of the NYSE do not have the authority under those rules to vote their customers’ shares on Proposal 2 if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting.  Abstentions will have the effect of a negative vote on this proposal.

ELECTION OF DIRECTORS and INFORMATION WITH RESPECT TO BOARD OF DIRECTORS

Our Certificate of Incorporation provides that the Board of Directors is divided into three classes, one of which is elected at each Annual Meeting for a term of three years and until their successors have been elected and qualified.  The Board of Directors has nominated four persons for election as Directors for the terms indicated in the following table.  The Board of Directors believes that the nominees will be available and able to serve as Directors, but, if for any reason any of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board of Directors.  The family relationships between the below-named Directors are as follows:  Frank H. Hamlin, III is the son of George W. Hamlin, IV, and Stephen D. Hamlin is the first cousin of George W. Hamlin, IV.

PROPOSAL 1

 ELECTION OF DIRECTORS

Four individuals have been nominated by the Board of Directors for reelection as Class 1 Directors at the Annual Meeting: Frank H. Hamlin, III, George W. Hamlin, IV, Caroline C. Shipley, and Sue S. Stewart.  If elected, the nominees would serve a term of three years expiring at the annual meeting of shareholders in 2015 and until their successors have been elected and qualified.  Directors are elected by a plurality of the votes cast.

Class 1 Directors – Nominees for Term Expiring 2015
		Year First Elected or Appointed to:
Name	Age	Corporation	Bank	Principal Occupation
Frank H. Hamlin, III	39	2004	2004

President, The Canandaigua National Bank and Trust Company,  January 1, 2011 – present

President, Canandaigua National Corporation,  January 1, 2011 – present
Director, Canandaigua National Trust Company of Florida,* 2011 – present

Director and President, CNB Operating Subsidiary No. 1 Inc. d/b/a CNB Insurance Agency,* 2011 – present

Director, Genesee Valley Trust Company, *  2011 – present

Director, Officer, Home Town Funding, Inc. d/b/a CNB Mortgage Company,** 2011 – present

CEO, WBI OBS Financial, LLC,*  2011 – present

Of Counsel, Croucher, Jones & Johns,  July 2007 – December 2010

Attorney,  June 2001 – 2007

*Wholly owned subsidiary of Canandaigua National Corporation **Wholly owned subsidiary of The Canandaigua National Bank and Trust Company

Class 1 Directors – Nominees for Term Expiring 2015 - continued
		Year First Elected or Appointed to:
Name	Age	Corporation	Bank	Principal Occupation
George W. Hamlin, IV	70	1984	1979

Chairman of the Board, and CEO Canandaigua National Corporation, January 1, 2011 – present

Chairman, CEO and Trust Officer, The Canandaigua National Bank and Trust Company, 1979 - present

President, The Canandaigua National Bank and Trust Company, 1979 - 2010

Chairman, CEO, and Trust Officer, Canandaigua National Trust Company of Florida,* 2009 – present

Director and CEO, CNB Operating Subsidiary No. 1 Inc. d/b/a CNB Insurance Agency,* 1995– present

Director, Genesee Valley Trust Company, * 2008 – present

Chairman, CEO, Home Town Funding, Inc. d/b/a CNB Mortgage Company,** 1998 – present

Director of the Federal Reserve Bank of New York, 1997 – 2002

Chair Emeritus, Thompson Health System
Chair, Eastman School of Music
Director, University of Rochester Medical Center, Vice Chair, 2011 - present
Director, Center for Governmental Research, 2002 - 2010
Chair, Investment Committee - Monroe Fund
Director, New York Wine and Culinary Center

Director, CMAC (Constellation Brands – Marvin Sands Performing Arts Center)

Caroline C. Shipley	72	1984	1984

Retired
Treasurer, First Congregational Church
Treasurer, Ontario Children's Foundation
Canandaigua City School District Board of Education, 1979 – 2009, President 1983 – 1991, 2007- 2009

Financial Manager, Dell Broadcasting WCGR/WLKA, 1985 – 1991

Treasurer and Financial Manager, Sonnenberg Gardens, 1973 – 1984

Sue S. Stewart	69	2000	2000

Sr. Vice President and General Counsel, University of Rochester, 2003 – present
Partner, Nixon Peabody, LLP 1978 – 2001, Managing Partner Rochester Office, 1998 – 2000

Former Director, United Way of Greater Rochester

Co-Chair of Board of Trustees, National Center for Education and the Economy

*Wholly owned subsidiary of Canandaigua National Corporation **Wholly owned subsidiary of The Canandaigua National Bank and Trust Company

Frank H. Hamlin, III has been a director of the Corporation since 2004. Mr. Hamlin has been employed as President of The Canandaigua National Bank and Trust Company since January 1, 2011.  He is also a director of The Canandaigua National Bank and Trust Company, Genesee Valley Trust Company, Hometown Funding, d/b/a CNB Mortgage Company, Canandaigua National Trust Company of Florida, Greater Funding of New York, Inc., CNB Operating Subsidiary No. 1, Inc., CNB Funding Corporation, and WBI OBS Financial, LLC. Prior to being employed by the bank, Mr. Hamlin was of counsel at Croucher, Jones & Johns from July 2007 through December 2010.  Prior to that time, Mr. Hamlin worked as an attorney in private practice from June 2001 to 2007.  Mr. Hamlin received his Bachelor of Political Science, Minor in Psychology in May 1995 from University of Vermont and his Juris Doctor from Albany Law School of Union University, May 2000.  Mr. Hamlin is admitted to practice law in all New York State courts and in United States District Court for the Western District of New York.  Mr. Hamlin’s individual qualifications and skills as a director include his extensive experience as a practicing attorney in the Rochester, New York region and his deep understanding of the communities served by the Corporation.

George W. Hamlin, IV has been a director of the Corporation since its inception in 1984. He is also a director of The Canandaigua National Bank and Trust Company, Genesee Valley Trust Company, Hometown Funding, d/b/a CNB Mortgage Company, Canandaigua National Trust Company of Florida, Greater Funding of New York, Inc., CNB Operating Subsidiary No. 1, Inc., and CNB Funding Corporation. Mr. Hamlin has been continuously employed by the Corporation since its inception and prior to that by The Canandaigua National Bank and Trust Company since 1979. Mr. Hamlin graduated from Yale University in 1963 with a B.S. degree in Physics. He received his Juris Doctor from the University of Virginia Law School in 1972.  Mr. Hamlin’s individual qualifications and skills as a director include his vast successful experience as a community banker over the past 30 years.  Mr. Hamlin is a nationally recognized expert in banking policy and law having served as President of the New York Bankers Association and the Independent Bankers Association of New York.  Mr. Hamlin is a two-term director of the Federal Reserve Bank of New York, has testified before Congress on banking policy, and has advised President George W. Bush on Community Banking.  Mr. Hamlin has served on and chaired numerous civic boards and, in particular, health care organizations in the Finger Lakes Region of New York.

Caroline C. Shipley has been a director of the Corporation and a member of the Audit Committee for 28 years.  Mrs. Shipley has served as Chair of the Audit Committee from 1985 to 2002 and from 2004 to the present.  Mrs. Shipley has also served as the Treasurer of several local charitable organizations including the First Congregational Church in Canandaigua, New York, and the Ontario Children’s Foundation in excess of ten years.  Mrs. Shipley served as Treasurer and Financial Manager of Sonnenberg Gardens from 1973 to 1984. Mrs. Shipley served as a member of the Board of Education of the Canandaigua City School District for 30 years and was President of the Board from 1983 to 1991 and from 2007 to 2009.  During Mrs. Shipley’s tenure, the budget of the Canandaigua City School District grew from $8.9 million in 1979 to $60.7 million in 2009, and as

Board member, Mrs. Shipley played an integral part in numerous capital projects including the “Build on Our Excellence” project in 2004 for $17.8 million. Mrs. Shipley was the Financial Manager of Dell Broadcasting WCGR/WLKA from 1985 – 1991. Accordingly, the Board of Directors has determined that Mrs. Shipley’s extensive knowledge of financial and accounting issues, her knowledge of the Corporation’s business and her acumen in serving as a director over the past 28 years demonstrates the skills desired for continued service on the Board.

Sue S. Stewart has been a director of the Corporation since 2000. Ms. Stewart has served on the Audit Committee since 2010. Ms. Stewart has been Sr. Vice President and General Counsel of the University of Rochester since 2003. Ms. Stewart serves as Co-Chair of Trustees for the National Center for Education and the Economy and has served as former Director of the United Way of Greater Rochester. Ms. Stewart was a Partner of Nixon, Peabody LLP from 1978 to 2001 and Managing Partner at the firm’s Rochester Office from 1998 to 2000. Accordingly, the Board of Directors has determined that Ms. Stewart understands financial, legal, accounting and compliance issues and reports as a result of years of experience as part of senior leadership at a major international law firm and a large (19,998 FTE) research university. This includes experience and governance issues from 40 years of advising as well as serving on boards.

Mrs. Shipley and Ms. Stewart have been determined by the Board of Directors to be “independent” directors under the independence standards required of NASDAQ listed companies.

Each nominee has consented to be named in this Proxy Statement and to serve if elected.  If at the time of the Annual Meeting any of them becomes unavailable for election, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors.  Management has no reason to believe that any substitute nominees will be required.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL FOUR NOMINEES.

Incumbent Class 3 Directors - Term Expiring 2013
		Year First Elected or Appointed to:
Name	Age	Corporation	Bank	Principal Occupation
Richard P. Miller, Jr.	68	1998	1998

Mayor, City of Oneonta, NY

President, Hartwick College, 2003 - 2008
Vice Chancellor & Chief Operating Officer, State University of New York, 2000 - 2003
Senior Vice President & Chief Operating Officer, University of Rochester, 1996 – 2000

Robert G. Sheridan	63	1992	1992

Retired

The Canandaigua National Bank and Trust Company, 1971 – 2011

      Cashier, 1989 – December 31, 2011

      Executive Vice President, CRA Officer, 2007 – August 31, 2011

      Senior Vice President, 1989 – 2006

Secretary, Canandaigua National Corporation, 1992 – August 31, 2011

President, CNB Mortgage Company,** 2002 – August 31, 2011

Director, Genesee Valley Trust Company,* 2008 – December 31, 2011

Director, Home Town Funding, Inc. d/b/a CNB Mortgage Company,** 1998 - present

Trustee, Granger Homestead Society

Former Chair, United Way of Ontario County

Alan J. Stone	71	1986	1986

Managing Member, Stone Family Properties LLC, 1986 - present
Member, City Mini Storage LLC, 1999 - present

Chairman of the Board, Canandaigua National Corporation, 1994 – 2004

Director, Stone Construction Equipment, Inc., 1969 - 2009
Co-founder, CEO, Stone Construction Equipment, Inc., 1969 – 1986

*Wholly owned subsidiary of Canandaigua National Corporation **Wholly owned subsidiary of The Canandaigua National Bank and Trust Company

Richard P. Miller, Jr. has been a Director of the Corporation and Bank since 1998. He has chaired the Compensation Committee since 2009. Following graduation from Middlebury College in 1965 and military service in Vietnam, he began a career with the Case Hoyt Corporation, rising from a sales trainee position to become the company’s Chief Executive Officer in 1983. Beginning in 1987, he served as Vice-President for External Affairs and Senior Counsel to the President of the University of Rochester and subsequently as Senior Vice-President and Chief Operating Officer of that institution. From 2000-2003 he served as Vice-Chancellor and Chief Operating Officer of the 64-campus State University of New York’s system. From 2003-2008, Mr. Miller served as President of Hartwick College. Since retiring, he has continued to consult with colleges and universities and now serves as Mayor of the City of Oneonta. He has served as a Director of two publicly traded corporations and a number of smaller companies. He also served as Chairman of the Board of Highland Hospital and as a member of the Board of Directors of many not-for-profit organizations, including the former Rochester Chamber of Commerce and Industrial Management Council. He is currently a member of the Board of Trustees of Hobart and William Smith Colleges. The Board of Directors has determined that Mr. Miller’s significant experience in leading and managing both the commercial and educational entities listed above, his comprehensive knowledge of finance, the Corporation’s business, and his extensive business and personal relationships throughout the communities served by the Corporation’s subsidiaries demonstrate the skills desired for continued service on the Board.

Robert G. Sheridan has been a Director of the Corporation and The Canandaigua National Bank and Trust Company since 1992, and a Director of Hometown Funding, d/b/a CNB Mortgage Company since 1998. Mr. Sheridan served as Cashier of The Canandaigua National Bank and Trust Company since 1989, and served as a Director of Genesee Valley Trust Company until his retirement on December 31, 2011. He continues to serve as Chairman of the Asset Review Committee for The Canandaigua National Bank and Trust Company. Mr. Sheridan was continuously employed by The Canandaigua National Bank and Trust Company from 1971, was a member of the Executive Committee since 1992, was the President of CNB Mortgage Company, served as Secretary of the Corporation, and was the CRA Officer until August 31, 2011. Mr. Sheridan graduated from St. Bonaventure University in 1971 with a B.A. degree in History.  Mr. Sheridan’s individual qualifications and skills as a director include his 40+ years of successful experience as a leader in community banking and participation in numerous civic organizations which provide him with comprehensive understanding of the communities served by the Corporation and the vital role of community banking in the economy.

Alan J. Stone has been a Director of the Corporation and a member of the Compensation Committee since 1986. While the bank celebrates its 125th anniversary this year, Alan has shared one-third of that time period in meaningful ways with Canandaigua National. In 1969, when creating Stone Construction Equipment Inc., Arthur S. Hamlin was Alan’s loan officer. Ten years later, George W. Hamlin, IV, succeeded Arthur by which time both Stone Construction Equipment and Canandaigua National had grown dramatically and successfully. The board and management of both companies have always believed that effective leadership is based on many principles: like the golden rule, open book - participative management and trust. While most of Alan’s endeavors during his career have involved creating and operating small businesses and local community civic organizations, he and his wife Sandy also enjoy travel and adventure which include numerous camping, hiking and hunting experiences with indigenous people in remote parts of the world.  As a result of these travels, Alan’s perspective on human relationships continues to grow. Cultures vary a lot, but effective relationships depend on principles that do not change and are common among different peoples. The Board has determined that Alan’s broad experience and knowledge of both business and human relationships in addition to his dedicated service on the Board, including service as its Chairman for ten years, have demonstrated his knowledge of the business, opportunities, and risks facing the Bank and the Corporation’s other subsidiaries. His demonstrated skill in working with other Board members and management to meet the changing demands and challenges the Corporation will face in the future make him a valuable resource for the Corporation.

Mr. Miller and Mr. Stone have been determined by the Board of Directors to be “independent” directors under the independence standards required of NASDAQ listed companies.

Incumbent Class 2 Directors – Term Expiring 2014
		Year First Elected or Appointed to:
Name	Age	Corporation	Bank	Principal Occupation
Richard C. Fox	65	2008	2008

President, Wendy’s Restaurants of Rochester, Inc., 1976 – present

Chairman of the Board, Genesee Valley Trust Company,* 2011 - present

Director, Genesee Valley Trust Company,* 1998 - 2011

Trustee, Genesee Country Village & Museum

Daniel P. Fuller	61	1996	1996

Vice Chair of the Board, Canandaigua National Corporation, January 1, 2011 - present

Chairman of the Board, Canandaigua National Corporation, 2008 - 2010

President and General Manager, Bristol Mountain Resort, December 1984 - present
General Manager, Roseland Waterpark, 2003 - present

Stephen D. Hamlin	75	1984	1973	Retired Cultural Leader Chief Executive Officer, Sonnenberg Gardens, February 1996-2000 Vice President, Schlegel Corp., 1963 - 1984
*Wholly owned subsidiary of Canandaigua National Corporation

Richard C. Fox was elected to the Board of Directors of the Corporation effective January 2, 2008, in accordance with the terms of the Stock Purchase Agreement for the Corporation’s purchase of Genesee Valley Trust Company.  In that agreement, the Corporation agreed to nominate Mr. Fox as a director until after the last payment to the former shareholders was due, if earned, in January 2011.  Mr. Fox continues to serve as a director of the Corporation’s subsidiary Genesee Valley Trust Company, a post he has held since 1998 when that company was privately held.  Mr. Fox was also a shareholder of Genesee Valley Trust Company.  The Board of Directors has determined that Mr. Fox has the experience, qualifications, and skills to serve as a director of the Corporation.  Mr. Fox has exhibited his entrepreneurial vision and management expertise in his ownership and service as President of Wendy’s Restaurants of Rochester, Inc.  In Mr. Fox’s role in obtaining, financing and operating over 100 retail franchise locations in five states, he was responsible for overseeing all aspects of the business, including business strategy, financial statements, lending relationships, human resource development and compliance.  He also has extensive business and personal relationships throughout the communities served by the Corporation’s subsidiaries, not only from his personal business but also from services on the boards of Genesee Valley Trust Company and various local charities.

Daniel P. Fuller has been a member of the Corporation’s Board of Directors since 1996.  The Board of Directors has determined that Mr. Fuller’s dedicated service on the Board, including service as its Chairman for two years, has demonstrated his knowledge of the business, opportunities and risks facing the Bank and the Corporation’s other subsidiaries and his skill in developing policies and working with other Board members and management to meet the changing regulatory demands and financial challenges.  In addition, Mr. Fuller’s leadership of both Bristol Mountain Resort and Roseland Water Park has provided him with the experience and skills to understand the Corporation’s customers’ focuses and business.

Stephen D. Hamlin has been a director of the Bank since 1973 and the Corporation since 1984 and a member of the Audit Committee for 28 years.  Mr. Hamlin was Vice President of Schlegel Corp. from 1963 to 1984. He is a retired business and cultural leader and served as Chief Executive Officer of Sonnenberg Gardens from 1996 to 2000. Mr. Hamlin’s leadership in many cultural and other charitable organizations has enhanced the community relations and financial management skills he brings to the Board.  Accordingly, the Board of Directors has determined that Mr. Hamlin’s extensive knowledge of the Corporation’s business and his acumen in serving as a director over the past 38 years demonstrates the skills desired for continued service on the Board.

Mr. Fuller and Mr. Hamlin have been determined by the Board of Directors to be “independent” directors under the independence standards required of NASDAQ listed companies.

CORPORATE GOVERNANCE

The Corporation’s business, property, and affairs are managed under the direction of our Board of Directors.  Members of our Board are kept informed of our business through discussions with our President and Chief Executive Officer and other officers, by reviewing reports and other materials provided to them, by visiting our offices, and by participating in meetings of the Board and its Committees.  The Board of Directors is committed to employing good business practices, transparency in financial reporting, and the highest level of corporate governance.

The same individuals serve as both Directors of the Corporation and Directors of the Bank.  The Corporation has standing Audit, Compensation and Nominating Committees.  The Charter of each of these Committees is available at the following website: www.cnbank.com.

The Board of Directors of the Corporation held 11 meetings during 2011.  The Board of Directors of the Bank held 12 meetings during 2011.  No incumbent Director of the Corporation attended fewer than 75% of the aggregate of all the meetings of the Boards of Directors and the Committees of which they were members.  Directors are encouraged to attend the Annual Meeting of Shareholders.  All Directors who were serving at the time of the prior year’s annual meeting attended the meeting.

Shareholders, and other interested parties, may communicate with the Board of Directors by sending communications to the attention of Steven H. Swartout, Esq., Secretary, who will forward relevant communications to one or more members of the Board of Directors.

BOARD DIVERSITY

The Board does not have a specific diversity policy.  The Board views diversity broadly to include people who possess a variety of personal and professional experiences, perspectives, and backgrounds.  The Board’s primary consideration is to identify candidates who are ethically sound, demonstrate integrity, and possess the background, experience, and skills that will fulfill the Board’s and the Corporation’s needs and responsibilities at the time a search is being conducted.  The Board does not believe it is appropriate to either nominate or exclude from nomination any individual based upon gender, ethnicity, color, age, or similar factors.

ROLE OF THE BOARD IN RISK OVERSIGHT

The Corporation’s Board of Directors considers general oversight of the Corporation’s risk management efforts to be a responsibility of the entire Board.  The Board’s role in risk oversight includes receiving regular reports from members of senior management, establishing standards for risk management, and approving policies that address and mitigate material risks to the Corporation including credit, interest rate, investment, liquidity, operational, financial, and legal and regulatory risks, among other matters.  The Board conducts certain risk oversight activities through its committees, which oversee specific areas and provide reports to the full Board regarding the committee’s considerations and actions.  The Audit Committee reviews and considers financial, accounting, and regulatory compliance risks, including those that could arise from our accounting and financial reporting processes.  The Compensation Committee reviews and considers risks related to the Corporation’s compensation policies, including incentive plans to determine whether those plans subject the Corporation to excessive risks.  The Board also reviews and monitors risks through various reports presented by internal and external auditors and regulatory examiners.

BOARD LEADERSHIP STRUCTURE

The Corporation’s business is overseen by the Board of Directors, which currently has ten members, six of whom are independent under the independence standards required of NASDAQ listed companies.  The Board of Directors has no specific policy with respect to the separation of the offices of Chairman and CEO.  The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Corporation for the Board to make a determination on a periodic basis.  Our current Board leadership structure combines these roles, with Mr. George Hamlin acting as Chairman and CEO.  As previously disclosed, effective any time after January, 1, 2012, but on or before March 31, 2013, Mr. Frank Hamlin, the Corporation’s President, will assume the role of CEO and Mr. George Hamlin will remain as Chairman.  In addition, the Board elected Mr. Fuller, an independent director under the independence standards required of NASDAQ listed companies, to serve as Vice Chairman of the Corporation.

Mr. George Hamlin has primary responsibility for managing the Corporation’s business and operations and providing leadership to the management team, all subject to the Board’s direction and review. As Chairman of the Board, Mr. George Hamlin also serves as the key link between the Board and other members of management, as well as between the Board and the Corporation’s shareholders.  As Vice Chairman, Mr. Fuller works closely with the Chairman to ensure that the Board’s procedures, processes and communications reflect sound corporate governance.  Mr. Fuller counsels collectively and individually with the members of the Board to utilize their individual capabilities to the Board’s best advantage and to ensure the proper functioning of the Board.  The Board of Directors believes at this time that this leadership structure enhances Board effectiveness in performing its oversight role and furthers the policies and procedures of the Board and the Corporation’s business and operations.

COMMITTEES OF THE BOARD OF DIRECTORS

The following chart shows the composition of the committees of the Board of Directors, the number of meetings held by each committee during 2011, and which directors are “independent” as defined by applicable listing standards of the Marketplace Rules of the NASDAQ Global Market and the Securities and Exchange Commission (the “SEC”).  The Audit Committee of the Board is composed exclusively of directors whom the Board of Directors has determined are independent in accordance with Section 10A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the independence standards required of NASDAQ listed companies.

Director	Independent	Executive (13 meetings)	Audit/Examining (4 meetings)	Nominating/Corporate Governance (2 meetings)	Compensation (6 meetings)	Asset Review (12 meetings)
Richard C. Fox					X
Daniel P. Fuller	X	Vice Chair	X		X
Frank H. Hamlin, III				X	X (non-voting)	X
George W. Hamlin, IV		Chair		X	X (non-voting)	X
Stephen D. Hamlin	X		X
Richard P. Miller, Jr.	X			X	Chair
Robert G. Sheridan		X				Chair
Caroline C. Shipley	X	X	Chair	X	X
Sue S. Stewart	X		X	Chair
Alan J. Stone	X				X

DIRECTORS’ COMPENSATION

Directors of the Corporation are also directors of the Bank.  For the year 2012, no compensation was paid to members of the Board of Directors for their service to the Corporation.  For their service as Directors of the Bank, they are paid an annual retainer of $5,000, which may be paid in cash or stock or a combination of cash and stock at each director’s request.  For the year 2011, the Chairman of the Board of Directors of the Bank was paid in cash at the rate of $1,300 for each Board meeting attended, and the remaining members, including employee-directors, were paid in cash at the rate of $1,050 per board meeting attended.  Chairs of board committees were paid in cash at the rate of $850 per committee meeting attended and the remaining committee members, including employee-directors, were paid in cash at the rate of $600 per committee meeting attended.  All meeting fees are paid in cash when earned.

Name	Fees Earned or Paid in Cash ($)*	Total ($)
Richard C. Fox	24,500	24,500
Daniel P. Fuller	38,200	38,200
Frank H. Hamlin, III	37,600	37,600
George W. Hamlin, IV	38,200	38,200
Stephen D. Hamlin	26,400	26,400
Richard P. Miller, Jr.	26,300	26,300
Robert G. Sheridan	37,000	37,000
Caroline C. Shipley	36,200	36,200
Sue S. Stewart	20,200	20,200
Alan J. Stone	26,000	26,000
Total	310,600	310,600

*

The following directors elected to receive a part of the annual retainer in shares of stock: Richard C. Fox, Daniel P. Fuller, Frank H. Hamlin, III, George W. Hamlin, IV, Caroline C. Shipley, Sue S. Stewart, and Alan J. Stone.  Each director received 20 shares of Corporation stock with a value $99.89 per share, which was the average price of the last public sealed-bid auction sale of Corporation stock prior to April 15, 2011, the date the retainer was paid to directors.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee consists of five Directors, three of whom are independent under the NASDAQ listing standards and are not employees of the Bank.  The members of the Committee are appointed by the Board of Directors each year.  The Committee has adopted the independence standard required of NASDAQ listed companies.  Members of the Committee are as follows:

Frank H. Hamlin, III	George W. Hamlin, IV	Richard P. Miller, Jr.	Caroline C. Shipley	Sue S. Stewart

The Nominating and Governance Committee met two times during 2011 to determine personal and professional qualifications for Board of Director candidates.  A current copy of the Charter of the Nominating and Governance Committee is available for review at www.cnbank.com. The Committee plays an integral role in the selection of new Directors by reviewing the qualifications of candidates, conducting interviews, and making recommendations to the Board of Directors.  In its deliberations, the Nominating and Governance Committee considers the skills represented among the existing Board members and identifies any particular qualifications that might be sought in new Directors for the purpose of augmenting the skills and experience represented on the Board, all in the context of the perceived needs of the Board at that time.  In addition, the Nominating and Governance Committee will consider director candidates recommended by shareholders. Shareholders may submit such recommendations by following the procedures outlined in the “Shareholder Proposals” section of this Proxy Statement.

AUDIT COMMITTEE

The Audit Committee of the Corporation consists of four Directors who are not employees and are “independent” of the Bank and who are appointed annually by the Board of Directors.  Members of the Committee are:

Daniel P. Fuller	Stephen D. Hamlin	Caroline C. Shipley	Sue S. Stewart

The Audit Committee met four times during 2011 to supervise external audit, internal audit, and compliance activities of the Corporation and its subsidiaries.  The function of the Committee is to make or cause to be made suitable examinations every year and to ensure that the Corporation’s activities are being conducted in accordance with the law and the banking rules and regulations, and in conformance with established policy.  The Committee works directly with the internal auditor to review audit plans, staffing, and the results of individual audits.  At least annually, the Committee meets in executive session independently with both the internal and external auditors.  In addition, the Audit Committee retains the services of a reputable independent registered public accounting firm.  The Committee receives and reviews the reports of the independent registered public accounting firm and presents them to the Board of Directors with comments and recommendations.  At least once during each twelve-month period, this Committee requires audits of the Trust Department and determines whether an adequate review of the assets in each trust has been made.

REPORT OF THE AUDIT COMMITTEE

Following is the report of the Audit Committee with respect to the Corporation’s audited financial statements for the fiscal year ended December 31, 2011.

The purpose of the Audit Committee is to assist the Board in its general oversight of the Corporation’s financial reporting, internal controls and audit functions.  The Audit Committee Charter, which is available for review on the Corporation’s website at www.cnbank.com, describes in greater detail the full responsibilities of the Committee.  The Audit Committee is comprised solely of independent directors as defined by applicable SEC rules.  The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, the Corporation’s independent registered public accounting firm.  Management is responsible for the preparation, presentation and integrity of the Corporation’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.  KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

In connection with the preparation of the consolidated financial statements for fiscal year 2011, management provided the Committee with, and the Committee reviewed, a report on the effectiveness of the Corporation’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.  The Committee also reviewed the report of management contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC, as well as KPMG LLP’s Report of Independent Registered Public Accounting Firm included in the Corporation’s Annual Report on Form 10-K related to its audit of: (i) the consolidated financial statements and (ii) the effectiveness of internal controls over financial reporting.

The Committee continues to oversee the Corporation’s efforts related to its internal control over financial reporting.  The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “The Auditor’s Communication with Those Charged with Corporate Governance” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements.”  In addition, KPMG LLP has provided the Audit Committee with the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP their firm’s independence.  Based on their review of the consolidated financial statements and discussions with and representations from management and KPMG LLP referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for fiscal year 2011, for filing with the SEC.

THE AUDIT COMMITTEE

Daniel P. Fuller	Stephen D. Hamlin	Caroline C. Shipley	Sue S. Stewart

The Corporation appointed KPMG LLP as auditors for the fiscal years ended December 31, 2011, and December 31, 2010.   All services provided by the external auditor are pre-approved by the Audit Committee.  The Chair of the Audit Committee may approve engagement of services that arise between Audit Committee meetings.  External auditors are prohibited from providing the following non-audit services:  bookkeeping; financial information systems design and implementation; appraisal or valuation; actuarial services; internal audit outsourcing; management functions or human resources; broker dealer, investment advisor or investment banking; legal or expert services unrelated to the audit; or any other service determined by the Board to be impermissible.  The lead external audit partner and the SEC reviewing partner are required to rotate off the engagement after five years and must stay off the engagement for five years.  Other partners (non-lead, tax or other specialist partners) must rotate after seven years and must stay off the engagement for two years.  The Audit Committee annually evaluates the partners on the account to ensure they meet the rotation requirement.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Corporation’s annual financial statements for 2011 and 2010, and fees billed for other services rendered by KPMG LLP:

	2011	2010
Audit Fees(1)	$275,000	$265,000
Audit-Related Fees	$0	$0
Tax Fees(2)	$54,140	$40,070
All Other Fees	$0	$0
Total Fees	$329,140	$305,070

(1) Audit fees consisted of professional services rendered for the audits of the consolidated financial statements of the Corporation and the audit of Internal Controls over Financial Reporting.

(2) Tax fees consisted of services related to income tax compliance of $39,450 for 2011 and $39,450 for 2010 and tax planning and tax advice of $14,690 for 2011 and $620 for 2010.

Audit Committee Financial Expert:   The Corporation’s Board of Directors does not have a “financial expert” serving on its Audit Committee.  It is the opinion of the Board of Directors that the cumulative experience of the Directors serving on the Audit Committee is adequate to provide appropriate oversight of the audit functions.

Audit Committee Chairperson Caroline C. Shipley has been a director of the Corporation and a member of the Audit Committee for 28 years.  Mrs. Shipley has served as Chair of the Audit Committee from 1985 to 2002 and from 2004 to the present.  Mrs. Shipley has also served as the Treasurer of several local charitable organizations including the First Congregational Church in Canandaigua, New York and the Ontario Children’s Foundation in excess of ten years.  Mrs. Shipley served as Treasurer and Financial Manager of Sonnenberg Gardens from 1973 to 1984. Mrs. Shipley served as a member of the Board of Education of the Canandaigua City School District for 30 years and was President of the Board from 1983 to 1991 and from 2007 to 2009.  During Mrs. Shipley’s tenure, the budget of the Canandaigua City School District grew from $8.9 million in 1979 to $60.7 million in 2009, and as a Board member, Mrs. Shipley played an integral part in numerous capital projects including the “Build on Our Excellence” project in 2004 for $17.8 million. Mrs. Shipley was the Financial Manager of Dell Broadcasting WCGR/WLKA from 1985 to 1991.

Audit Committee member Stephen D. Hamlin has been a director of the Bank since 1973 and the Corporation since 1984 and a member of the Audit Committee for 28 years.  Mr. Hamlin was Vice President of Schlegel Corp., from 1963 to 1984. He is a retired business and cultural leader and served as Chief Executive Officer of Sonnenberg Gardens from 1996 to 2000.

Audit Committee member Sue S. Stewart has been a director of the Corporation since 2000. Ms. Stewart has served on the Audit Committee since 2010. Ms. Stewart is Sr. Vice President and General Counsel of the University of Rochester since 2003. Ms. Stewart serves as Co-Chair of Trustees for the National Center for Education and the Economy and has served as former Director of the United Way of Greater Rochester.

Audit Committee member Daniel P. Fuller has been a member of the Corporation’s Board of Directors since 1996. Mr. Fuller’s dedicated service on the Board, including service as its Chairman for two years, has demonstrated his knowledge of the business, opportunities and risks facing the Bank and the Corporation’s other subsidiaries and his skill in developing policies and working with other Board members and management to meet the changing regulatory demands and financial challenges.  In addition, Mr. Fuller’s leadership of both Bristol Mountain Resort and Roseland Water Park has provided him with the experience and skills to understand the Corporation’s customers’ focuses and business.

The Board of Directors of the Corporation provides continuing professional education for its Directors through a series of educational presentations that are made to the full board at board meetings related to financial industry trends and specific information regarding changes in laws and regulations applicable to the Corporation.  In addition, continuing professional education materials relating specifically to contemporary audit issues relating to financial services companies are provided to the Audit Committee members by KPMG LLP.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

George W. Hamlin, IV is the beneficial owner of a 75 percent interest in Canandaigua Aircraft, LLC which is unaffiliated with Canandaigua National Corporation.  From time to time, the Bank charters a plane from Canandaigua Aircraft, LLC for business use by Mr. Hamlin, executive officers, and other employees for time-critical business trips that could not easily be accommodated by commercial airline services.  In 2011, the Bank paid Canandaigua Aircraft, LLC $29,114.44 for charter services.  Use of the aircraft and payments were approved by our Board of Directors and, based upon a competitive analysis of comparable leased aircraft, our Board of Directors determined that the amounts billed for our use of the aircraft were at or below market rates for the charter of similar aircraft.

Through an entity controlled by Richard C. Fox, Mr. Fox is the owner and lessor of the Bank’s Brighton, NY, banking office.  The lease is triple-net and commenced in 2002 for 20 years plus two five-year renewal options.  Rent escalates each five-year period commencing in 2007 based upon a combination of predetermined amounts and the consumer price index (CPI).  Total payments made by the Bank to Mr. Fox’s entity for the year ended December 31, 2011, were $225,534.22  In the opinion of management of the Corporation, the terms of the forgoing transaction were no less favorable to the Corporation than those it could have obtained from an unrelated party providing comparable premises. Under the terms of the Stock Purchase Agreement between the Corporation and the selling shareholders of Genesee Valley Trust Company, Richard C. Fox was appointed a Class 2 Director by the Board of Directors in July 2007.  Mr. Fox was first elected as a Class 2 director for a three-year term by the shareholders at the 2008 Annual Meeting and elected at the 2011 Annual Meeting for a second three-year term as a Class 2 director.

Richard C. Fox was a shareholder of Genesee Valley Trust Company and has received payments from the Corporation pursuant to the terms of the Stock Purchase Agreement between the Corporation and the shareholders of Genesee Valley Trust Company.  The payments made to Mr. Fox for his stock under the terms of the Stock Purchase Agreement through January 31, 2011, total $39,682.04.  No additional payments are due under the terms of the Stock Purchase Agreement.

Directors and executive officers of the Corporation and their associates are, as they have been in the past, customers of, and have had financial transactions with, the Bank, and additional transactions may be expected to occur in the future between such persons and the Bank or other subsidiaries of the Corporation.  Any loans from the Bank to such persons and their associates, outstanding at any time since the beginning of 2011, were made, in accordance with Federal Reserve Board Regulation O, and Section 13(k) of the Exchange Act, in the ordinary course of business of the Bank and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated customers of the Bank, and did not involve more than normal risk of collection or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers, and persons who own more than ten percent of the Corporation's common stock, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock.  Executive officers, directors, and greater than ten percent shareholders are required by the rules of the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.  To the Corporation's knowledge, based solely on a review of copies of such reports furnished to the Corporation or written representations that no reports were required, the Corporation believes that the filing requirements of Section 16(a) were satisfied by its Directors and Executive Officers, except that George W. Hamlin, IV failed to file four Form 4 reports for four transaction for gifts made to family members. Richard C. Fox failed to file one Form 4 report for one transaction for one transfer to a family entity. Richard H. Hawks, Jr., failed to file one Form 4 report for one transaction for a gift to a charity.  Form 5 reports for all transactions will be filed by the individuals as soon as practicable.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below, as of February 17, 2012, is the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner (“beneficial ownership” as used in this Proxy Statement is defined in Rule 13d-3 under the Exchange Act) of more than 5% of the Corporation's outstanding common stock, the number of shares beneficially owned, and the percentage of the Corporation’s outstanding common stock so owned.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class
Common stock	George W. Hamlin, IV, Director, Chairman and Chief Executive Officer 72 South Main Street, Canandaigua, NY	117,798 Shares*	6.24%
Common stock	The Canandaigua National Bank and Trust Company Held in various fiduciary capacities 72 South Main Street, Canandaigua, NY	176,743 Shares	9.37%
*Of this number, 41,840 shares may be acquired upon exercise of stock options.

The following table sets forth, as of February 17, 2012, the amount and percentage of the common stock of the Corporation beneficially owned by each Director and each executive officer.  The business address of each of the following Directors and executive officers is 72 South Main Street, Canandaigua, New York.

NAME OF OWNER	SHARES OF COMMON STOCK OWNED(1)	ESOP SHARE OWNERSHIP	STOCK OPTIONS	TOTAL(1)	TOTAL PERCENT OF CLASS
Richard C. Fox Director	22,084	-	-	22,084	1.17%
Daniel P. Fuller Director and Vice-Chairman of the Board	1,608	-	-	1,608	0.09%
Frank H. Hamlin, III Director and President	5,563	-	-	5,563	0.29%
George W. Hamlin, IV Director, Chairman and Chief Executive Officer	74,466	1,492	41,840	117,798	6.24%
Stephen D. Hamlin Director	25,800	-	-	25,800	1.37%
Richard P. Miller, Jr. Director	120	-	-	120	0.01%
Robert G. Sheridan Director	1,252	832	17,460	19,544	1.04%
Caroline C. Shipley Director	2,292	-	-	2,292	0.12%
Sue S. Stewart Director	1,140	-	-	1,140	0.06%
Alan J. Stone Director	60,492	-	-	60,492	3.21%
Gary L. Babbitt Executive Vice President(2)	-	312	-	312	0.02%
Joseph L. Dugan Executive Vice President(3)	600	204	1,212	2,016	0.11%
Lawrence A. Heilbronner Executive Vice President, Chief Financial Officer and Cashier	1,308	272	3,100	4,680	0.25%
Gregory S. MacKay Treasurer and Senior Vice President	1,984	772	4,308	7,064	0.37%
Karen C. Serinis Executive Vice President(2)	184	164	-	348	0.02%
Steven H. Swartout, Esq. Executive Vice President, Chief Administrative Officer and General Counsel	1,980	208	2,284	4,472	0.24%
The Canandaigua National Bank and Trust Company held in various fiduciary capacities	176,743	-	-	176,743	9.37%
All Directors and executive officers as a group (16 individuals) and fiduciary capacities	377,616	4,256	70,204	452,076	23.95%

(1) Includes shares held directly, as well as shares held jointly with family members, and in retirement accounts, in a fiduciary capacity, by certain of the individual's family members, or held by trusts of which the individual is a trustee or substantial beneficiary, with respect to which shares the individual may be deemed to have sole or shared voting or investment powers, and shares which may be acquired under option agreements or pursuant to the automatic termination of a trust, discretionary account or similar arrangement as provided in Exchange Act Rule 13d-3.  Assumes that all currently exercisable options or options exercisable within 60 days issued to the person have been exercised.

(2) Officer of Subsidiary Bank only.

(3) Officer of Subsidiary Bank since 2001, President and CEO of Genesee Valley Trust Company since January 2011, President of Canandaigua National Trust Company of Florida since 2011, and President of WBI OBS Financial, LLC since 2011.

As of February 17, 2012, the Trust Department of The Canandaigua National Bank and Trust Company (the “Bank”) held in various fiduciary capacities 728,201 shares or 38.59%, of the outstanding shares.  The Trust Department of the Bank has the power to vote 176,743 shares, or 9.37% of the outstanding shares.  These shares are included within the total set forth in the table above.

EXECUTIVE OFFICER INFORMATION

Name	Position(s)	Age
George W. Hamlin, IV	Chairman, CEO and Trust Officer	70
Frank H. Hamlin, III	President	39
Lawrence A. Heilbronner, CPA	Executive Vice President, Chief Financial Officer and Cashier	46
Gary L. Babbitt (1)	Executive Vice President	54
Joseph L. Dugan (2)	Executive Vice President	49
Karen C. Serinis (1)	Executive Vice President	57
Steven H. Swartout, Esq.	Executive Vice President, Chief Administrative Officer, Secretary and General Counsel	53
(1) Officer of Subsidiary Bank Only.

(2)  Officer of Subsidiary Bank since 2001, President and CEO of Genesee Valley Trust Company since January 2011, President of Canandaigua National Trust Company of Florida since 2011, and President of WBI OBS Financial, LLC since 2011.

George W. Hamlin, IV.  Information concerning the business experience of Mr. Hamlin, who is also a director of The Canandaigua National Bank and Trust Company, Genesee Valley Trust Company, Hometown Funding, d/b/a CNB Mortgage Company, Canandaigua National Trust Company of Florida, Greater Funding of New York, Inc., CNB Operating Subsidiary No. 1, Inc, d/b/a CNB Insurance Agency, and CNB Funding Corporation is provided in the section entitled “Election of Directors and Information with Respect to Board of Directors,” which begins on page 2 of this Proxy Statement.  Mr. Hamlin has been continuously employed by the Corporation since its inception and prior to that by The Canandaigua National Bank and Trust Company since 1979.

Frank H. Hamlin, III.  Information concerning the business experience of Mr. Hamlin, who is also a director of the Corporation, The Canandaigua National Bank and Trust Company, Genesee Valley Trust Company, Hometown Funding, d/b/a CNB Mortgage Company, Canandaigua National Trust Company of Florida, Greater Funding of New York, Inc., CNB Operating Subsidiary No. 1, Inc, d/b/a CNB Insurance Agency, CNB Funding Corporation, and WBI OBS Financial, LLC is provided in the section entitled “Election of Directors and Information with Respect to Board of Directors,” which begins on page 2 of this Proxy Statement.  Mr. Hamlin has been employed as President of The Canandaigua National Bank and Trust Company since January 1, 2011.  Prior to being employed by the Corporation, Mr. Hamlin was of counsel at Croucher, Jones & Johns from July 2007 through December 2010.  Prior to that time, Mr. Hamlin worked as an attorney in private practice from June 2002 to 2007.  Mr. Hamlin received his Bachelor of Political Science, Minor in Psychology in May 1995 from University of Vermont and his Juris Doctor from Albany Law School of Union University, May 2000.

Lawrence A. Heilbronner, CPA.  Mr. Heilbronner has served as Executive Vice President – Finance and Operations, Chief Financial Officer, and Principal Accounting Officer of the Corporation and all subsidiaries from 2007 to the present and Chief Financial Officer of Canandaigua National Trust Company of Florida from 2009 to the present. In 2011, Mr. Heilbronner was appointed to serve as Treasurer of WBI OBS Financial LLC. Mr. Heilbronner was previously Senior Vice President – Chief Financial Officer and Principal Accounting Officer of the Corporation and all subsidiaries from 2004 to 2007.  Mr. Heilbronner was Vice President – Finance from 1998 to 2004.  Prior to 1998, Mr. Heilbronner was employed by the public accounting firm KPMG LLP from 1987 to 1998 working in their Rochester, NY and Amsterdam, The Netherlands offices.  Mr. Heilbronner has a Bachelor of Science degree in Accounting from Binghamton University, Magna Cum Laude and graduated Brighton High School.  He is a Certified Public Accountant and an insurance broker, licensed in the State of New York.

Gary L. Babbitt.  Mr. Babbitt has served as Executive Vice President – Commercial Services of The Canandaigua National Bank and Trust Company since 2008.  Prior thereto, Mr. Babbitt was Senior Vice President – Commercial Services of The Canandaigua National Bank and Trust Company from 2006 to 2007.  Mr. Babbitt has been continuously employed by The Canandaigua National Bank and Trust Company since 1996.  Prior to that time, Mr. Babbitt served as a Commercial Loan Officer with two other financial services companies.  Mr. Babbitt received a Bachelor of Arts in Business Administration and Economics from Grove City College. He is also a graduate of the Bank Administration Institute Graduate School of Bank Management and Sheshunoff Executive Banking Institute.

Joseph L. Dugan. Mr. Dugan has served as Executive Vice President – Customer Value Management of The Canandaigua National Bank and Trust Company since 2008.  Prior thereto, Mr. Dugan was Senior Vice President – Customer Value Management of The Canandaigua National Bank and Trust Company since 2001.  Mr. Dugan also serves as President and CEO of the Genesee Valley Trust Company since January 2011, where he also serves as a Director since 2008. Additionally, in 2011, Mr. Dugan was appointed to serve as President of both Canandaigua National Trust Company of Florida and WBI OBS Financial LLC. Prior to joining Canandaigua National Bank, Mr. Dugan was Vice President and Product Manager at PNC Bank in Pittsburgh, PA.  He also has held positions in retail and commercial banking at PNC Bank, and prior to that, Chase-Lincoln First Bank (now JP Morgan Chase) in Rochester, NY.   Mr. Dugan received his Bachelor of Arts in Economics and

English from Bucknell University. Mr. Dugan serves as President of American Cancer Society’s Lakes Region Board of Advisors, as well as a Director on the American Cancer Society’s New York/New Jersey Division Board.

Karen C. Serinis. Mrs. Serinis has served as Executive Vice President – Retail and Consumer Lending, of The Canandaigua National Bank and Trust Company since 2011. Mrs. Serinis is also a director of Hometown Funding, d/b/a CNB Mortgage Company, since 2011. Mrs. Serinis is a director and member of the Executive Committee of the Women’s Foundation of Genesee Valley since 2010. Prior thereto, Mrs. Serinis was Senior Vice President – Retail Network: Branches, Call Center, Business Development Representatives, Personal Bankers, since 2006. Mrs. Serinis has been employed at The Canandaigua National Bank and Trust Company since 1997, and during the timeframe from 1997 – 2006, was the Vice President and Manager of the Pittsford Area branch offices. Prior to that time, she had been employed by another financial services company, where she held various Management and Marketing positions. Mrs. Serinis received a Bachelor of Science degree in Accounting from St. John Fisher College and also earned a Master of Business Administration degree from Rochester Institute of Technology.

Steven H. Swartout, Esq. Mr. Swartout has served as Chief Administrative Officer, Executive Vice President, Secretary and General Counsel of the Corporation from 2011 to the present. Mr. Swartout has served as Executive Vice President and General Counsel of The Canandaigua National Bank and Trust Company, from 2007 to 2011 and Executive Vice President and Trust Officer of Canandaigua National Trust Company of Florida from 2009 to the present. Mr. Swartout has been a Director of Genesee Valley Trust Company from 2008 to present. In 2011, Mr. Swartout was appointed to serve as Secretary of WBI OBS Financial LLC.  Mr. Swartout was previously Senior Vice President – Corporate Risk and General Counsel of The Canandaigua National Bank and Trust Company from 2004 to 2007.  Mr. Swartout was employed as Associate General Counsel at The Canandaigua National Bank and Trust Company from 1984 to 1993.  He was a partner in the Rochester, New York law firm Lawrence, Werner, Kesselring, Swartout and Brown, LLP from 1994 to 2000 when he re-joined The Canandaigua National Bank and Trust Company as Vice President and General Counsel.  Mr. Swartout is a graduate of Vermont Law School, Hamilton College, and Canandaigua Academy.  He is licensed to practice law in all New York State courts, United States District Court for the Western District of New York, and United States Bankruptcy Court.  Mr. Swartout is a 2010 graduate of the American Bankers Association Stonier National Graduate School of Banking. Mr. Swartout is Chairman of WXXI Public Broadcasting Council and Chairman of FFTH Properties and Services for Thompson Health Services.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Responsibility

The Compensation Committee is responsible for establishing, reviewing and approving executive officer compensation levels, performing annual reviews of executive officers’ performance, and considering senior leadership succession and development issues and related matters for the Corporation.  The Compensation Committee recommends to the full Board the compensation of the Corporation’s executive officers, including the named executive officers identified in the Summary Compensation Table and other tables (the “Named Executive Officers” or “NEOs”) on the following pages of this Proxy Statement.

The Compensation Committee has a Charter, a current copy of which is available for review at www.cnbank.com.

The Compensation Committee met six (6) times during 2011 to perform annual reviews of executive officers' performance.  Based on the Committee's reviews, recommendations on executive officers' titles and salaries for the upcoming year are made to the Board of Directors for approval.

In this Compensation Discussion and Analysis, “we,” “our,” and “us” refer to the Compensation Committee.

Compensation Philosophy

Our purpose is to act on behalf of the Board of Directors to ensure the existence and implementation of fair and equitable human resource policies and compensation that support the Corporation’s mission, vision, and values.  Through our work, we endeavor to maintain executive compensation that is fair, reasonable, and consistent with the Corporation’s size and the compensation practices of the financial services industry.  The compensation program is also intended to attract, develop, and retain the best available executive officers in key leadership positions to ensure the Corporation’s continued success.

Our goal is to attract, develop and retain high caliber executives who are capable of optimizing the Corporation’s performance for the benefit of its shareholders while maintaining the philosophy of community banking.  The Corporation’s goal as a community bank is to offer its customers extraordinary personal service and to provide a strong commitment to the communities it serves.  The Corporation’s philosophy centers on the belief that community banking is more about relationships than transactions.  As a community bank, the Corporation engages in traditional banking, which derives most of its revenues from lending out core deposits to others in the same community who are engaged in productive and constructive pursuits, which positively and in a sustained way drives the growth of local economies.  The Corporation believes that its philosophy leads to the development of meaningful, long-term relationships with its customers and communities, and we believe this philosophy should be a core element of our executive compensation program.

The goal of the Corporation’s compensation program is to align the interests of the Named Executive Officers (“NEO”) with those of the shareholders; our ultimate focus is on long-term growth and increasing shareholder value, so we believe that a significant portion of an NEO’s compensation should be tied to performance.  We believe in a “pay for performance” approach, and the Corporation’s compensation program contains a mix of base salary and performance-based incentive compensation components.  Up to 40% of executive compensation is tied to performance and at-risk components.  We consider and emphasize many factors and objectives when measuring the performance of the Corporation and its executives for the prior year and in setting goals and objectives for the coming year.  Our compensation program includes:

•

objectives that drive near-term achievement of the Corporation’s budgetary and short-term financial goals;

•

objectives that drive achievement of long-term financial goals as outlined in the Corporation’s strategic plan;

•

objectives that support the values and culture of the Corporation and community banking; and

•

objectives related to the personal development of the Corporation’s executive officers and other employees.

The Role of Executive Officers in Compensation Decisions

The Chief Executive Officer, Chief Financial Officer, and Director of Human Resources each provide us with information and analysis that is used in determining the compensation of the Corporation’s executive officers.

Compensation Committee Methodology

The Chief Executive Officer completes an annual performance assessment for each of the other Named Executive Officers and recommends a total compensation package for each of the Named Executive Officers.  We review and consider both the CEO’s assessments and his compensation recommendations in our deliberations regarding compensation amounts.  We conduct an annual performance appraisal of the Chief Executive Officer based on evaluation information solicited from each member of the Board of Directors, and recommend to the Board the annual compensation package for the Chief Executive Officer.

In determining the compensation of the Corporation’s Named Executive Officers for 2011, including the compensation of the Chief Executive Officer, we considered a number of quantitative and qualitative performance factors including:

•

the Corporation’s financial performance, including return on equity, return on assets, net interest margin, growth in earnings per share, loan growth, deposit growth, fee income, and revenue from assets under management;

•

the Corporation’s growth;

•

the Corporation’s cumulative shareholder return; and

•

the executive’s role and success in the management of assets, liabilities, capital, liquidity, and risk.

We endeavor to balance the Corporation’s short-term and long-term performance and cumulative shareholder value when establishing performance criteria for each of the Named Executive Officers and for the management team as a group.  In formulating total compensation, we also consider intangible factors such as:

•

the executive’s scope of responsibility;

•

leadership within the Corporation, the community, and the financial services industry; and

•

whether the Corporation, under the executive’s leadership, has been able to serve worthwhile public purposes while enhancing shareholder value.

All of these factors are considered in the context of the market for the Corporation’s products and services, and the complexity and difficulty of managing business risks in the prevailing economic conditions and regulatory environment.  We believe that the total compensation provided to the Corporation’s Named Executive Officers is competitive and provides effective incentives, demonstrated by the Corporation’s continued superior performance.

Details regarding the compensation of each of the Named Executive Officers are set forth in the tables that follow this report.

Shareholder Advisory Vote to Approve Executive Compensation

At the Corporation’s 2011 Annual Meeting of Shareholders, the Corporation’s shareholders voted to approve, on an advisory basis, the compensation of the Corporation’s Named Executive Officers, as disclosed in the Corporation’s Proxy Statement for the 2011 Annual Meeting of Shareholders.  The Committee incorporated the result of the shareholder advisory vote as one of many factors it considered in connection with the discharge of its responsibilities and took the result into account in determining executive compensation since the 2011 Annual Meeting of Shareholders.  The Committee viewed the vote as an expression of the shareholders’ general satisfaction with the Corporation’s current executive compensation programs.  Because our shareholders approved the compensation of our Named Executive Officers as described in the Corporation’s Proxy Statement for the 2011 Annual Meeting of Shareholders, the Committee did not implement any changes to our executive compensation program as a result of the shareholder advisory vote.

Based on the advisory vote of our shareholders at the 2011 Annual Meeting of Shareholders, the Board of Directors determined that the Corporation will hold shareholder advisory votes on the compensation of the Corporation’s Named Executive Officers once every two years. The next such shareholder advisory vote will, therefore, take place at the 2013 Annual Meeting of Shareholders.

Peer Groups and Benchmarks

We are authorized to retain outside counsel, experts, and consultants to assist us in performing our functions.  As an additional source of information to assist us in evaluating appropriate compensation levels for the executive officers, we periodically conduct a comparison study of the Corporation’s executive compensation with the executive compensation for comparable positions at companies within the Corporation’s peer group.  The Corporation’s peer group is generally financial institutions having assets between $1 billion and $3 billion with trust departments.  We also use generally available compensation surveys produced by Towers Watson, McLagan an Aon Hewitt Company, formerly Amalfi Consulting, LLC, and CompData Surveys for financial institutions located in New York State, the Mid-Atlantic region, for all U. S. financial institutions, and for specific sub-groups of financial institutions located in New York State as reference material in evaluating the Named Executive Officers’ compensation.

In 2011, we engaged McLagan an Aon Hewitt Company, formerly Amalfi Consulting, Inc., to perform a comprehensive review of the Named Executive Officers’ total compensation packages.  As a part of this review, in consultation with McLagan and management, we developed three peer groups of financial institutions with similar characteristics to the Corporation.  The Northeast Peer Group is chosen primarily based on geographic location, asset size, and performance.  The High-Performance Peer Group represents approximately one-third of the Northeast Peer Group where the institutions had the highest 3-year return on average assets. We purposely chose institutions that are better performing (generally, as measured by return on average equity, return on average assets, net interest margin, growth in earnings per share, loan growth, deposit growth, fee income, and revenue from assets under management) than the overall bank marketplace to be consistent with the Corporation’s historical performance.  The third group is derived from all banks located in New York state, generally west of the Hudson River with most having assets between $500 million and $7 billion.

In 2011, we used the “Northeast and High Performing Peer Group” and the “New York Peer Group” to evaluate our Named Executive Officers current and future compensation levels.  The Northeast and High Performing Peer Group was comprised of the following companies:

Northeast and High-Performance Peer Group

• Alliance Financial Corporation (ALNC)	• First Bancorp, Inc. (FNLC)
• Arrow Financial Corporation (AROW)	• First Financial Corporation (THFF)
• Bar Harbor Bankshares (BHB)	• First of Long Island Corp. (FLIC)
• Bryn Mawr Bank Corp. (BMTC)	• Horizon Bancorp (HBNC)
• Camden National Corporation (CAC)	• LNB Bancorp, Inc. (LNBB)
• Center Bancorp, Inc. (CNBC)	• MainSource Financial Group (MSFG)
• Century Bancorp, Inc. (CNBKA)	• Merchants Bancshares, Inc. (MBTV)
• Chemung Financial Corp. (CHMG)	• Peapack-Gladstone Financial (PGC)
• Citizens & Northern Corp. (CZNC)	• Suffolk Bancorp (SUBK)
• CNB Financial Corporation (CCNE)	• Tompkins Financial Corporation (TMP)
• Farmers National Banc Corp. (FMNB)	• Washington Trust Bancorp, Inc. (WASH)
• Financial Institutions, Inc. (FISI)

The New York Peer Group was comprised of the following companies:

New York Peer Group

• Alliance Financial Corporation (ALNC)	• Greene County Bancorp (GCBC)
• Arrow Financial Corporation (AROW)	• Jeffersonville Bancorp (JFBC)
• Beacon Federal Bancorp, Inc. (BFED)	• Lake Shore Bancorp, Inc. ((LSBK)
• Chemung Financial Corp. (CHMG	• M&T Bank Corp (MTB)
• Community Bank System, Inc. (CBU)	• NBT Bancorp, Inc. (NBTB)
• Elmira Savings Bank (ESBK)	• Oneida Financial Corp (ONFC)
• ES Bancshares, Inc. (ESBS)	• Pathfinder Bancorp, Inc. (PBHC)
• Evans Bancorp, Inc. (EVBN)	• Patriot Federal Bank (PFDB)
• Financial Institutions, Inc. (FISI)	• Tompkins Financial Corp (TMP)
• First Niagara Financial Group (FNG)	• TrustCo Bank Corp NY (TRST)
• FSB Community Bankshares (FSBC)

We used the peer group data as a point of reference and comparison only, and not for purposes of establishing or setting a specific level of compensation to be achieved.  Because the roles and duties of executive officers vary from institution to institution, a direct one-to-one comparison is not always possible.  We considered the experience of each of the Corporation’s executive officers, their years of service to the Corporation, and the responsibilities of each officer compared to the officers in the peer group as well as to one another.

Given the limitations associated with comparative pay information, we do not rely as much on benchmarking for setting compensation as we do on the Corporation’s level of performance, the executive officers’ successful management and reaction to economic conditions impacting the Corporation during the year, and their success in positioning the Corporation for continued growth and optimization of shareholder value in the future.

Risk Assessment

In developing the compensation program, we seek to ensure that the program does not promote unnecessary and excessive risk that might threaten the value of the Corporation.  We believe in adhering to a conservative and balanced approach to risk, which we believe is in line with the Corporation’s long-held policies and practices and commitment to maintaining the philosophy of community banking.  We consider the impact the Corporation’s compensation program would have on risk-taking when setting compensation.  In 2010, we engaged Amalfi Consulting, Inc. to perform a comprehensive review of the Corporation’s incentive compensation programs and agreements for all employees based on the following three core principles of sound incentive compensation policies released by the Federal Reserve, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and the Office of Thrift Supervision:

•

Risk management: provide employees incentives that appropriately balance risk and reward;

•

Internal controls: be compatible with effective controls and risk-management; and

•

Corporate governance: be supported by strong corporate governance, including active oversight of the organization’s board of directors or compensation committee.

The consultant’s review confirmed our conclusion that the Corporation’s incentive plans are, in general, appropriately structured to comply with the intent of the principles of sound incentive compensation policies.

We have assessed the Corporation’s compensation program and have concluded that the existing program does not create risks that would be reasonably likely to have a material adverse effect on the Corporation.  We reviewed the Corporation’s compensation policies and practices regarding potential risks, risk control and identification issues, and the balance of risk against reward.  We also reviewed and considered Amalfi Consulting’s report on our incentive compensation programs.  Based on our review and analysis, we do not believe that the Corporation’s compensation program creates significant risks for the Corporation, and we believe that we and the Board are well-positioned to identify and manage any risks that might arise.

Elements of Compensation

The Corporation’s executive compensation program has four basic elements:

•

base salary,

•

annual cash short-term incentive compensation,

•

long-term equity-based compensation, and

•

benefits, including retirement, health care, and insurance.

We view each element of compensation as an integral component of the Corporation’s compensation program, which is designed to ensure the Corporation’s long-term success and increase shareholder value while sustaining our community banking mission.

Incentive compensation for the Named Executive Officers is based on a pay-for-performance philosophy that emphasizes performance goals designed to achieve long-term value for the shareholders; therefore, a portion of the Named Executive Officers’ annual and long-term compensation is at risk.  We believe this pay-for-performance culture, balanced by our community banking mission, is one of the principal drivers of the Corporation’s performance.

Base Salary

The Named Executive Officers’ base salaries provide compensation that reflects their role and value to the Corporation and also provides a baseline for computing certain variable, performance-based aspects of their compensation (e.g., annual cash short-term incentive compensation).  We review and adjust the Named Executive Officers’ base salaries each year.  When setting base salary levels, we consider:

•

competitive market conditions;

•

executive compensation at comparable financial institutions;

•

the Corporation’s financial performance; and

•

each individual’s performance for the prior year against the specific goals set for them.

The Corporation’s performance is measured by evaluating the attainment of strategic and financial performance goals for the year and over multiple years, with particular emphasis on earnings per share growth and return on shareholders’ equity.  Although we consider year-to-year changes in stock price in our evaluation of performance, we do not emphasize this factor because we do not believe that short-term fluctuations in stock price necessarily reflect the Corporation’s underlying strength or future prospects, particularly given the thin trading in the Corporation’s stock.  We measure individual performance by evaluating an NEO’s strategic and financial performance goals, as well as the Corporation’s goals for the NEO’s area of operational responsibility, against actual performance.  The Named Executive Officers’ individual performance goals are discussed in more detail in “Annual Short-Term Incentive Pool Compensation” below.  Annual raises are generally limited to an increase each year of an amount approximating the rate of inflation (CPI-W) for the prior year; however, for retention purposes, we will make market rate adjustments as appropriate.

Generally, we believe the base salaries of executive officers should be targeted near the seventy-fifth (75th) percentile of salaries for executives in similar positions with similar responsibilities in comparable financial institutions.  We believe that benchmarking and aligning our Named Executive Officers’ base salaries is a key component of a competitive compensation program.  Other elements of an NEO’s compensation are affected by changes in base salary, and providing a competitive total compensation package is essential to achieving our goal of attracting, developing and retaining high caliber executives who are capable of optimizing the Corporation’s performance for the benefit of shareholders while maintaining the philosophy of community banking.

Please see the Summary Compensation Table for the base salaries of the Named Executive Officers.

Annual Short-Term Incentive Pool Compensation

The Corporation’s Annual Short-Term Incentive Pool (“Annual Incentive Pool”) compensation program has played a key role in the development of the Corporation’s pay-for-performance culture.  The purpose of the Annual Incentive Pool program is to focus executives on the importance of team performance in achieving the Corporation’s strategic goals.  For the Annual Incentive Pool, each of the Named Executive Officers has an annual scorecard based on the Corporation’s annual budget and strategic plan.  Each NEO’s scorecard is proposed, in consultation with the CEO, by management and approved by us.

Annual Incentive Pool awards for 2011 were based on the attainment of individual and Corporation-wide performance targets that were capped at an achievement level of 100 points for superior achievement relative to the performance targets.  The numerical point score received by each Named Executive Officer is multiplied by a target percentage rate for each of five separate pools that we establish annually.  Each of the Named Executive Officers is placed in a particular pool based on the executive’s management responsibilities and years of service.  For 2011, the target pool for all executives was 43% of base compensation. The target percentage of base salary is increased by 2% each year until a maximum of 50% is reached.  NEOs with the longest tenure, therefore, will have approximately one-third of their annual cash compensation determined by the achievement of specific annual goals approved by the Board of Directors.

The Annual Incentive Pool formula measures Corporation-wide performance through the Corporation’s return on average assets.  For 2011, the target return on average assets was 1.03%. The return on average assets used by the Committee for calculating the pool in 2011 was 1.08%.

The annual individual performance targets are based on each Named Executive Officer’s responsibilities.  The Corporation uses a matrix management approach; that is, responsibility for successful business operation and execution of the Corporation’s strategic plans is shared among several of the Named Executive Officers depending on the area of business operation.  In February 2012, we reviewed and approved the Named Executive Officers’ actual results with respect to their 2011 goals and scorecards as well as their potential cash bonus payments.  The cash bonus payments were determined by multiplying an NEO’s base salary for 2010 by the bonus pool percentage, and by the performance relative to scorecard percentage. The 2011 results for each Named Executive Officer is provided below.

Scorecards contain information on the 2011 results for the businesses led by the NEOs using objective metrics, including percentage increases or decreases in the item from the prior year, as well as individual and team performance objectives for the year.  The scorecard information provides the basis for our calculation of an NEO’s potential performance bonus.  The 2011 metrics for the Named Executive officers included, among other things:

•

return on average assets;

•

loan, deposit, and fee revenue growth;

•

expense management;

•

cost of credit (credit write-offs and provisions for credit losses, net of credit recoveries);

•

book value of assets under management; and

•

capital and liquidity management.

The scorecard also includes information on qualitative measures, such as client service, teamwork and partnership, participation in executive development programs, development of personnel, producing results with integrity, and leadership, as well as information on prior years’ compensation and market compensation data.

In the current economic and regulatory environment, the Board anticipates that there may be unforeseen factors that may alter the performance targets, or make the initial performance targets unattainable.  Therefore, the Board may, in its discretion, adjust performance targets for material non-recurring events, for one-time, non-recurring, or extraordinary events or for any other reason that the Board deems appropriate.  All determinations regarding the achievement of any performance goals or objectives and the amount of any individual awards are made by the Board, in its discretion, and are based upon our recommendations.

It is expected that each of the Named Executive Officers will be able to achieve the mid-point or higher of the targeted level of performance each year.  The performance targets are designed to be challenging and we believe that the complete satisfaction of the targets will not be achieved all of the time.  Historically, our Named Executive Officers have achieved between 70% and 95% of their targets; however, at times, certain executives have reached or exceeded their targets levels and have received corresponding payouts and at our discretion or the CEO’s, adjustments may be made to targets during the year in response to immediate corporate or personal considerations. Such adjustments rarely exceed 15%.  The following table provides each NEO’s (i) performance, expressed as a percentage, relative to his scorecard, (ii) target percentage as a percentage of base salary, (iii) bonus payment as a percentage of base salary, and (iv) bonus payment, each in connection with an NEO’s performance in 2009, 2010, and 2011.

Annual Short-Term Incentive Pool Compensation
Named Executive Officer	Year	Performance Relative to Scorecard	Target Percentage (as a percentage of base salary)	Bonus Payment (as a percentage of base salary)	Bonus Payment
George W. Hamlin, IV	2011 2010 2009	95.0% 94.0% 95.0%	43% 41% 39%	42.8% 43.4% 39.3%	$175,332 $173,909 $147,403
Frank H. Hamlin, III*	2011 2010 2009	- - -	- - -	- - -	$22,500 - -
Lawrence A. Heilbronner, CPA	2011 2010 2009	90.4% 93.4% 85.0%	43% 41% 39%	40.7% 43.2% 35.2%	$88,517 $91,677 $71,605

*Mr. Frank H. Hamlin, III received a total bonus of $22,500 or 10% of base salary. Mr. Hamlin was not subject to a scorecard in 2011.

Annual Short-Term Incentive Pool Compensation - continued
Named Executive Officer	Year	Performance Relative to Scorecard	Target Percentage (as a percentage of base salary)	Bonus Payment (as a percentage of base salary)	Bonus Payment
Gregory S. MacKay	2011 2010 2009	73.0% 79.0% 76.0%	43% 41% 39%	31.4% 32.3% 29.6%	$50,416 $50,649 $45,780
Gary L. Babbitt	2011 2010 2009	81.5% 68.5% 73.0%	43% 41% 21%	36.7% 31.7% 17.1%	$74,967 $63,162 $29,389
Joseph L. Dugan	2011 2010 2009	84.5% 80.1% 70.5%	43% 41% 39%	38.0% 37.0% 29.2%	$80,403 $76,402 $59,390
Steven H. Swartout, Esq.	2011 2010 2009	91.0% 84.0% 65.0%	43% 41% 39%	41.0% 38.8% 26.9%	$86,588 $80,122 $54,757

Between 85% and 90% of cash bonuses, if paid, are paid within the first month of the succeeding fiscal year and the remaining amount, if any, is paid upon finalization of the Corporation’s audited financial statements.  If the initial bonus payment exceeds the finalized total bonus, the executive officer is required to repay the excess.

As reported in the Annual Report and Form 10-K, the Corporation had good performance in 2011.  Loan, deposit, and fee revenue growth were strong, expenses were well managed, credit losses were low, book value of assets under management increased, and capital and liquidity levels were very strong.  The Corporation’s return on average assets, as measured in the FDIC Uniform Bank Holding Company reports through the third quarter of 2011, was in the 76th percentile of all bank holding companies having $1-3 billion in assets.  Each of the NEOs met their target levels on a majority of their performance targets and, for these reasons, in January 2012, the Board accepted our recommendation to award preliminary Annual Incentive Pool cash bonuses to the CEO and the other Named Executive Officers in accordance with the information set forth above.

Long-Term Equity-Based Compensation

Long-term equity-based compensation is an important component of the Corporation’s compensation program because it has the effect of retaining talented executives who might otherwise move to other financial institutions.   Long-term equity-based compensation also aligns the executive’s financial interests with those of the shareholders and rewards the achievement of the Corporation’s long-term goals.

Stock Appreciation Rights (“SARs”)

Approximately 10% of each Named Executive Officer’s total compensation is directly tied to the long-term appreciation of the Corporation’s stock through the grant of SARs.  SARs represent the right to receive payment in cash or stock equal to the amount, if any, by which the market value per share of the Corporation’s common stock on the date of exercise exceeds the SAR’s grant price.  To comply with the provisions of Section 409A of the Internal Revenue Code of 1986 (the “Code”), which required restatement of existing non-qualified, deferred compensation programs by December 31, 2008, the Corporation restated its non-qualified 1989 Incentive Stock Option Plan.  The restated plan (the “Stock Appreciation Rights Plan”) provides the Corporation with the ability to issue SARs.  All of the NEOs except Mr. MacKay participate in the Stock Appreciation Rights Plan.

Long-Term SARs are exercisable at the later of 55 years of age or 15 years of tenure or at normal retirement age (65) and represent approximately 60% of an annual SAR award.  Medium-Term SARs are exercisable after five years or at retirement and represent approximately 40% of an annual SAR award.  For 2011, we set the potential award for the executives eligible to receive SARs at approximately 10% of the participants’ aggregate total base compensation as of the beginning of the year.  The SARs are allocated in accordance with (a) the level of impact the executive has or can have on long-term shareholder value and (b) the executive’s level of decision-making responsibility.  In 2011, the Named Executive Officers were allocated 78% of the total possible SARs for the year.  The amount of potential awards for a year is determined by multiplying the total base compensation of those executives participating in the Stock Appreciation Rights Plan by the percentage amount we identified as appropriate for that year and dividing that result by the prior year-end’s weighted fair value of awards.

The actual number of awards earned by each of the Named Executive Officers is determined at year end by reference to an award grid using budgeted and actual return on beginning equity for the year.  For 2011, the budgeted return on beginning equity goal was 13.93%.  The return on beginning equity used for awards for 2011 performance was 14.75%.  For each one percentage point actual return on beginning equity is greater than budgeted return on beginning equity, the number of awards in the pool is increased by 25%.  For each one percentage point actual return on beginning equity is less than budgeted return on beginning equity, the number of awards in the pool is decreased by 16.7%.  The number of awards determined in this formula is multiplied by the percentage of the pool allocated to each executive officer to determine each officer’s award.  The officer receives sixty percent (60%) of the award in the form of Long-Term SARs and forty percent (40%) in the form of Medium-Term SARs.

SARs have historically been granted at the regularly scheduled February meeting of the Board of Directors.  The Corporation does not backdate SARs or grant any rights retroactively.  The SARs are granted “at the money” at fair market value on the first day of the year following the performance year.  Because the Corporation’s capital stock is not listed on an exchange, the market value of the SAR awards is determined using the average of the last public auction price available as of the close of business at the prior year end preceding the date of the Board meeting at which awards are made.  Executive officers are required to return cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of the award.

Please see the Summary Compensation Table and the other accompanying compensation tables for more information regarding the Named Executive Officers’ SAR awards. Details on the outstanding SARs are set forth in the notes to the Corporation’s financial statements.

Stock Options

The Corporation adopted a stock option plan in 1998 permitting the issuance of 192,000 (64,000 pre-split) shares of common stock to members of the Corporation’s management team.  All options were issued as of 2004 and, under the terms of the Plan, additional options may not be granted.  The stock option plan was replaced in 2005 with the issuance of phantom stock awards and SARs which, as a result of the provisions of §409A of the Code were replaced for grants after January 1, 2009, with Medium-Term SARs and Long-Term SARs as set forth above.

Please see the compensation tables below for details regarding the Named Executive Officer’s outstanding options and exercise of options.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	192,000	$43.43	0
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	192,000	$43.43	0

Omnibus Incentive Plan

At the 2011 Annual Meeting of Shareholders, we proposed the approval of the Omnibus Incentive Plan (the “Plan”) as part of our effort to continually monitor and improve the Corporation’s compensation program, and the Plan was approved by our shareholders at the meeting.  The Plan provides for, among other things, the granting of restricted stock, options, and stock appreciation rights, which closely align the Corporation’s equity compensation awards with the equity risks of all shareholders.  No awards have been made under the Plan to date.  Please see Proposal 2 below for information regarding the Plan and our proposed amendment to the Plan to remove the ten-year term limitation on stock appreciation rights awards.

Defined Contribution Profit Sharing 401(k) Plan and Roth 401(k) Plan

The Bank has maintained a Defined Contribution Profit Sharing 401(k) Plan for many years covering all Bank employees who meet the plan’s one-year service eligibility requirement.  The plan is a safe harbor prototype plan with a required minimum annual employer contribution of 3% of eligible compensation.  The Bank’s Board of Directors may make additional discretionary contributions to the plan based upon the Bank’s performance. The Plan contains a 401(k) feature, designed to engage employees in their long-term retirement planning by providing a useful and convenient tool for retirement savings through payroll deduction. The plan also contains a Roth 401(k) plan covering all Bank employees who meet that plan’s one-year service eligibility requirement.  The Corporation makes no contribution to this plan but has provided it to its employees to encourage long-term retirement planning and to provide useful programs for retirement saving.

Supplemental Executive Retirement Plans (SERPs)

Annual contributions by the Bank to the Defined Contribution Profit Sharing Plan are primarily determined based on the base salary of the individual plan participants.  Because the Named Executive Officers do not receive contributions to their profit sharing accounts at the same rate as they would if they were not restricted to base salary increases approximating the rate of inflation (CPI-W) for the prior year, or capped by the Code, the Corporation provides supplemental executive retirement plans (“SERPs”).  The SERPs provide executives with a higher benefit than they would receive solely through the Defined Contribution Profit Sharing Plan, and we have historically maintained the SERPs as an additional means of attracting and retaining high-caliber executives.

Supplemental Executive Retirement Plan #1 (“SERP #1”) is an unfunded, nonqualified, deferred compensation plan that accrues to the participants an amount equal to what would have been payable as an annual profit sharing contribution based on each participant’s salary if it were not for the cap imposed by §415(c)(1)(A) of the Code.  Accrued amounts are then credited with earnings over time based on the performance of the Corporation’s Defined Contribution Profit Sharing Plan.  Participants are entitled to receive the vested portion of their account on their retirement, voluntary termination, or termination without cause, disability or death.

Supplemental Executive Retirement Plan #2 (“SERP #2”) is an unfunded, nonqualified, deferred compensation plan that accrues to the participants an amount equal to the difference between the annual management base salary increase cap percentage and the increase percentage each participant would have received based upon the annual performance appraisal at the participant’s grade and quintile.  Accrued amounts are then credited with earnings over time based on the performance of the Corporation’s Defined Contribution Profit Sharing Plan.  Participants are entitled to receive the vested portion of their account on their retirement, voluntary termination, or termination without cause, disability or death.

Benefits: Employee Stock Ownership Plan, Health Insurance, Life Insurance, Disability Insurance

Employee Stock Ownership Plan

The Corporation maintains an Employee Stock Ownership Plan (“ESOP”) covering all of the Corporation’s employees.  We believe that every employee should have some stock ownership in the Corporation, and this ESOP permits the attainment of that objective through a qualified deferred plan.  Contributions to the ESOP are made at the Board’s discretion and have averaged approximately 1% of the total eligible payroll of the Corporation and its subsidiaries for each of the years the ESOP has been in existence.  Individual account allocations are based on each participant’s annual base compensation.  Each participant receives a percentage of the Corporation’s contribution equal to the participant’s annual base compensation divided by the aggregate base compensation of all participants.  Participants are entitled to receive the vested portion of their account on their retirement, termination, disability or death.

Health Insurance

The Bank offers group health insurance (single, two-person, and family plans) through a health insurance company to all employees, and pays approximately 50% of full-time employees’ premiums and 25% of part-time employees’ premiums. In addition, in connection with certain plans, the Bank makes contributions to full-time employees’ Health Savings Accounts.

Life Insurance

The Bank maintains an employer-paid group life insurance plan for full-time employees with benefits equal to three times an employee’s base salary.  Certain executives are included in a “carve-out” group and are provided with individually owned life insurance policies in the amount of three times estimated future base salary in addition to the group plan.  Premiums for those in the carve-out group are paid to the employee as a taxable bonus.  The premiums paid to the NEOs as taxable bonuses are shown as “All Other Compensation” in the Summary Compensation Table.

Short- and Long-Term Disability Insurance

All employees are covered by short-term disability insurance that provides each employee, including the Named Executive Officers, with 50% to 100% of their base salary, dependent upon their length of service, for a period of six months.  The Bank maintains or self-insures long-term disability coverage for full-time employees in the amount of 60% of base salary through normal retirement age.

Perquisites and other Personal Benefits

In addition to the basic elements of compensation, the Corporation provides the Named Executive Officers with perquisites that we believe are reasonable and consistent with the Corporation’s overall compensation program and enhance the Corporation’s ability to attract and retain employees for key positions.  The Named Executive Officers may receive perquisites including Company-paid fees for health clubs and golf club memberships, which provide opportunities for business development activities and demonstrate the Corporation’s philosophy of community involvement in the markets in which we do business.

The Named Executive Officer’s perquisites are, in the aggregate, not in excess of $5,000 per NEO and are shown in summary in the Summary Compensation Table below as “All Other Compensation.”

Potential Payments Upon Termination or Change-in-Control

Generally, there are no written employment agreements, termination of employment agreements, or change in control agreements for any of the Named Executive Officers.  As part of its recruitment of Joseph L. Dugan, however, the Corporation entered into an employment agreement with him that provides that Mr. Dugan will be paid six months’ base salary in the event he is involuntary terminated from the Bank.

The terms of the Stock Appreciation Rights Plan, the 2011 Omnibus Incentive Plan, the Stock Option Plan, Supplemental Executive Retirement Plan #1, Supplemental Executive Retirement Plan #2, the ESOP, and the Defined Contribution Profit Sharing 401(k) Plan provide the covered Named Executive Officers with the retirement, death, disability, termination, and change of control benefits as described for each plan below.  A table setting forth the estimated potential payments to each of the Named Executive Officers follows the descriptions.

Stock Appreciation Rights Plan

Pursuant to the terms of the Stock Appreciation Rights Plan, upon termination of a participant’s employment with the Corporation and all subsidiaries, each SAR previously granted to the NEO shall expire; provided, however, if: (i) the NEO’s employment was terminated after reaching normal retirement age (age 65); (ii) the NEO’s employment was terminated because of the NEO’s death; or (iii) we determine, in our discretion, that the NEO’s employment was terminated without cause at early retirement prior to age 65, or because the NEO suffered a permanent disability or due to extraordinary circumstances, the SAR shall terminate at such time as we determine.

Omnibus Incentive Plan

Please see the sections entitled “Vesting and Exercise,” “Change in Control,” and “Termination for Cause” in Proposal 2 below for information regarding potential payments upon termination or change-in-control under the Corporation’s Omnibus Incentive Plan.

Stock Option Plan

Pursuant to the terms of the Stock Option Plan, a participant may exercise a Non-Qualified Stock Option (“NSO”) granted to the NEO no earlier than the date specified in the NSO agreement; provided, however, upon retirement (termination of employment on or after a participant reaches age 55) the Corporation has the discretionary authority to accelerate, within the original term of the NSO, the time at which the NSO may be exercised, unless such acceleration would cause the NSO to fail to satisfy the stock right exemption from §409A of the Code.  By the terms of the Stock Option Plan:

•

if a participant’s employment with the Corporation and all subsidiaries terminates for any reason, any NSO granted to a participant which is not yet exercisable on the participant’s termination date under the terms of the NSO agreement and the Plan expires on participant’s termination date;

•

if a participant’s employment with the Corporation and all subsidiaries is terminated for cause, any NSO granted to a participant which is exercisable on the participant’s termination date under the terms of the NSO agreement and the Plan expires on the participant’s termination date (for this purpose, “terminated for cause” means termination by the Corporation or a subsidiary which resulted from willful acts, or failure to act, by the participant that is detrimental to the Corporation or any of its subsidiaries);

•

if a participant’s employment with the Corporation and all subsidiaries terminates by reason of death, permanent disability or retirement, any NSO granted to the participant which is exercisable on the participant’s termination date under the terms of the NSO agreement and the Plan may be exercised by the participant (or in the event of the participant’s death by the participant’s personal representative) no later than the date one year after the participant’s termination date; or

•

if a participant’s employment with the Corporation and all subsidiaries terminates for any reason other than death, permanent disability, retirement, or cause, any NSO granted to the participant which is exercisable on the participant’s termination date under the terms of the NSO agreement and the Plan may be exercised by the participant (or in the event of the participant’s death by the participant’s personal representative) no later than the date six months after the participant’s termination date.

Supplemental Executive Retirement Plan #1

Pursuant to the terms of the Supplemental Executive Retirement Plan #1, each participant shall be fully vested in a percentage of the participant’s account equal to the participant’s vested percentage in that portion of the participant’s account under the Defined Contribution Profit Sharing 401(k) Plan attributable to Bank contributions.  Any portion of a participant’s account which is not vested as of the participant’s separation from service shall be forfeited on that date.

Supplemental Executive Retirement Plan #2

Pursuant to the terms of the Supplemental Executive Retirement Plan #2, each participant shall be fully vested in a percentage of the participant’s account equal to the participant’s vested percentage in that portion of the participant’s account under the Defined Contribution Profit Sharing 401(k) Plan attributable to employer contributions.  Any portion of a participant’s account which is not vested as of the participant’s separation from service shall be forfeited on that date.

Employee Stock Ownership Plan and Profit Sharing/401(k) Plan.

All of the Named Executive Officers are, under the terms of the respective plans, as a result of their tenure, 100% vested in all plan balances and would be entitled to 100% of the accrued balance in the individual accounts held for their benefit in the event of termination of employment for any reason.

Estimated Potential Plan Payments Upon Termination or Change in Control

(in dollars)

Mr. George Hamlin

Name of Plan	Voluntary Termination	Early Retirement*	Normal Retirement*	Involuntary/ Not-for-Cause Termination	For-Cause Termination	Disability	Death
Stock Appreciation Rights Plan	862,723	N/A	N/A	1,340,209	-	1,340,209	1,340,209
Omnibus Incentive Plan Plan	-	-	-	-	-	-	-
Stock Option Plan	3,691,910	N/A	N/A	3,691,910	3,691,910	3,691,910	3,691,910
SERP #1	392,485	N/A	N/A	392,485	-	392,485	392,485
SERP #2	136,626	N/A	N/A	136,626	-	136,626	136,626
ESOP	175,098	N/A	N/A	175,098	175,098	175,098	175,098
Profit Sharing/401(k)	2,355,246	N/A	N/A	2,355,246	2,355,246	2,355,246	2,355,246
Short – Term Disability	-	N/A	N/A	-	-	211,320	-
Long – Term Disability	-	N/A	N/A	-	-	246,102	-

*Mr. Hamlin is 70 Years Old.

Mr. Frank Hamlin

Name of Plan	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary/ Not-for-Cause Termination	For-Cause Termination	Disability	Death
Stock Appreciation Rights Plan	-	-	-	-	-	-	-
Omnibus Incentive Plan	-	-	-	-	-	-	-
Stock Option Plan	-	-	-	-	-	-	-
SERP #1	-	-	-	-	-	-	-
SERP #2	-	-	-	-	-	-	-
ESOP	-	-	-	-	-	-	-
Profit Sharing/401(k)	-	-	-	-	-	-	-
Short – Term Disability	-	-	-	-	-	62,500	-
Long – Term Disability	-	-	-	-	-	3,510,000	-

Estimated Potential Plan Payments Upon Termination or Change in Control – continued

(in dollars)

Mr. Heilbronner

Name of Plan	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary/ Not-for-Cause Termination	For-Cause Termination	Disability	Death
Stock Appreciation Rights Plan	23,027	23,027	657,080	657,080	-	657,080	657,080
Omnibus Incentive Plan	-	-	-	-	-	-	-
Stock Option Plan	262,331	262,331	535,095	535,095	262,331	535,095	535,095
SERP #1	-	-	-	-	-	-	-
SERP #2	12,563	12,563	12,563	12,563	-	12,563	12,563
ESOP	34,108	34,108	34,108	34,108	34,108	34,108	34,108
Profit Sharing/401(k)	241,058	241,058	241,058	241,058	241,058	241,058	241,058
Short – Term Disability	-	-	-	-	-	112,114	-
Long – Term Disability	-	-	-	-	-	2,557,840	-

Mr. MacKay

Name of Plan	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary/ Not-for-Cause Termination	For-Cause Termination	Disability	Death
Stock Appreciation Rights Plan	-	-	-	-	-	-	-
Omnibus Incentive Plan	-	-	-	-	-	-	-
Stock Option Plan	394,832	394,832	394,832	394,832	394,832	394,832	394,832
SERP #1	-	-	-	-	-	-	-
SERP #2	7,276	7,276	7,276	7,276	-	7,276	7,276
ESOP	90,838	90,838	90,838	90,838	90,838	90,838	90,838
Profit Sharing/401(k)	1,369,890	1,369,890	1,369,890	1,369,890	1,369,890	1,369,890	1,369,890
Short – Term Disability	-	-	-	-	-	82,747	-
Long – Term Disability	-	-	-	-	-	385,466	-

Mr. Babbitt

Name of Plan	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary/ Not-for-Cause Termination	For-Cause Termination	Disability	Death
Stock Appreciation Rights Plan	-	-	601,841	601,841	-	601,841	601,841
Omnibus Incentive Plan	-	-	-	-	-	-	-
Stock Option Plan	-	-	-	-	-	-	-
SERP #1	-	-	-	-	-	-	-
SERP #2	4,753	4,753	4,753	4,753	-	4,753	4,753
ESOP	38,305	38,305	38,305	38,305	38,305	38,305	38,305
Profit Sharing/401(k)	301,333	301,333	301,333	301,333	301,333	301,333	301,333
Short – Term Disability	-	-	-	-	-	105,320	-
Long – Term Disability	-	-	-	-	-	1,349,211	-

Mr. Dugan

Name of Plan	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary/ Not-for-Cause Termination	For-Cause Termination	Disability	Death
Severance	-	-	-	101,750	-	-	-
Stock Appreciation Rights Plan	23,027	23,027	679,388	679,388	-	679,388	679,388
Omnibus Incentive Plan	-	-	-	-	-	-	-
Stock Option Plan	67,578	67,578	611,908	611,908	67,578	611,908	611,908
SERP #1	-	-	-	-	-	-	-
SERP #2	19,181	19,181	19,181	19,181	19,181	19,181	19,181
ESOP	26,077	26,077	26,077	26,077	26,077	26,077	26,077
Profit Sharing/401(k)	311,947	311,947	311,947	311,947	311,947	311,947	311,947
Short – Term Disability	-	-	-	-	-	108,948	-
Long – Term Disability	-	-	-	-	-	2,103,187	-

Estimated Potential Plan Payments Upon Termination or Change in Control – continued

(in dollars)

Mr. Swartout

Name of Plan	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary/ Not-for-Cause Termination	For-Cause Termination	Disability	Death
Stock Appreciation Rights Plan	23,027	23,027	659,693	659,693	-	659,693	659,693
Omnibus Incentive Plan	-	-	-	-	-	-	-
Stock Option Plan	181,403	181,403	454,167	454,167	181,403	454,167	454,167
SERP #1	-	-	-	-	-	-	-
SERP #2	12,330	12,330	12,330	12,330	-	12,330	12,330
ESOP	26,621	26,621	26,621	26,621	26,621	26,621	26,621
Profit Sharing/401(k)	306,347	306,347	306,347	306,347	306,347	306,347	306,347
Short – Term Disability	-	-	-	-	-	108,948	-
Long – Term Disability	-	-	-	-	-	1,522,562	-

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Corporation’s Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement.  Based on the Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.  The foregoing report on executive compensation for 2011 is provided by the following directors, who constitute the Compensation Committee:

THE COMPENSATION COMMITTEE

Daniel P. Fuller	Alan J. Stone	Richard C. Fox
Richard P. Miller, Jr., Chair	Caroline C. Shipley	George W. Hamlin, IV (non-voting)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Compensation Committee members whose names appear on the Report of the Compensation Committee above were committee members during all of 2011. George W. Hamlin, IV, Chairman and CEO of the Corporation and the Bank, served as a non-voting member of the Compensation Committee during 2011.  The non-employee director members of the Compensation Committee meet in executive session, outside the presence of management, to consider and recommend the compensation of the CEO and other officers.  As noted above, Mr. Hamlin makes recommendations regarding the compensation of other Named Executive Officers. For additional information, please see the section entitled “Transactions with Certain Related Persons” above, which is hereby incorporated by reference into this “Compensation Committee Interlocks and Insider Participation” section of this Proxy Statement.

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Stock Appreciation Rights Awards – Full Grant Date Fair Value ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
George W. Hamlin, IV Chairman of the Board & CEO	2011 2010 2009	410,171 400,363 375,000	173,909 147,403 137,108	98,785 19,302 70,256	(46,690) 165,655 70,305	91,247(1) 88,792(2) 86,999(3)	727,422 821,515 739,668
Frank H. Hamlin, III President	2011	225,000	11,677	-	-	37,600(1)	274,277
Lawrence A. Heilbronner Executive Vice President, Chief Financial Officer and Cashier	2011 2010 2009	224,372 218,877 209,844	91,667 71,605 49,620	66,453 12,982 19,696	2,638 3,681 2,518	36,023 34,017 31,605	421,153 341,162 313,283
Gregory S. MacKay Treasurer	2011 2010 2009	160,611 156,770 154,560	50,649 45,780 58,567	- - -	602 606 552	38,947 38,281 38,368	250,809 241,437 252,047
Gary L. Babbitt Executive Vice President(4)	2011 2010 2009	204,426 199,538 172,077	63,162 29,389 30,725	66,453 12,982 15,238	1,667 1,721 943	42,351 37,497 34,547	378,059 281,127 253,530
Joseph L. Dugan Executive Vice President(5)	2011 2010 2009	219,082 233,903 210,875	76,402 59,390 60,213	66,453 12,982 24,500	2,733 5,071 3,719	36,859 35,634 31,708	401,529 346,980 331,015
Steven H. Swartout, Esq. Executive Vice President, Chief Administrative Officer & Secretary	2011 2010 2009	211,467 206,409 203,500	80,122 54,757 43,074	66,453 12,982 20,259	2,567 3,595 2,468	35,272 35,401 31,489	395,881 313,144 300,790

(5)

Includes director fees earned or paid in cash during 2011, which is also disclosed in the “Directors’ Compensation” table above.

(2)

Includes director fees earned or paid in cash during 2010.

(3)

Includes director fees earned or paid in cash during 2009.

(4)

Officer of subsidiary Bank only.

(5)

Officer Subsidiary Bank since 2001, President and CEO of Genesee Valley Trust Company since January 2011, President of Canandaigua National Trust Company of Florida since 2011 and President of WBI OBS Financial, LLC since 2011.

SUMMARY COMPENSATION TABLE - continued
All Other Compensation Detail
Name	Year	Defined Contribution Profit Sharing & 401(k) Plan ($)	Employee Stock Ownership Plan ($)	Director Fees Earned or Paid in Cash ($)	Life Insurance ($)	Other ($)
George W. Hamlin, IV	2011 2010 2009	34,086 33,130 32,036	2,532 2,399 2,356	38,200 36,800 36,200	15,938 15,938 15,938	491 525 469
Frank H. Hamlin, III	2011	-	-	37,600	-	-
Lawrence A. Heilbronner	2011 2010 2009	30,359 28,600 26,484	2,230 2,040 1,857	- - -	3,434 3,377 3,264	- - -
Gregory S. MacKay	2011 2010 2009	23,696 23,172 23,449	1,738 1,625 1,536	- - -	11,379 11,379 11,379	2,134 2,105 2,004
Gary L. Babbitt	2011 2010 2009	28,712 24,291 23,854	2,133 1,750 1,711	- - -	6,840 6,790 6,642	4,666 4,666 2,340
Joseph L. Dugan	2011 2010 2009	29,691 28,579 25,013	2,185 2,072 1,712	- - -	4,983 4,983 4,983	- - -
Steven H. Swartout	2011 2010 2009	29,691 28,579 25,101	2,160 2,033 1,782	- - -	2,578 2,578 2,578	843 2,211 2,028

GRANTS OF PLAN-BASED NON-EQUITY AWARDS FOR 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
George W. Hamlin, IV	1/1/12	-	114,113	190,118
Frank H. Hamlin, III	1/1/12	-	67,500	112,500
Lawrence A. Heilbronner	1/1/12	-	60,542	100,903
Gregory S. MacKay	1/1/12	-	44,683	74,472
Gary L. Babbitt	1/1/12	-	56,873	94,788
Joseph L. Dugan	1/1/12	-	58,832	98,053
Steven H. Swartout	1/1/12	-	58,832	98,053

GRANTS OF PLAN-BASED STOCK AWARDS IN 2011 (1)

Name	Grant Date	Estimated Future Award Payout-LTS related (#)	Estimated Future Award Payout-MTS related (#)	Exercise or Base Price of Awards ($)	Full Grant Date Fair Value of Awards ($)
George W. Hamlin, IV	1/1/2011	6,892	4,596	95.85	98,785
Frank H. Hamlin, III	n/a	n/a	n/a	n/a	n/a
Lawrence A. Heilbronner	1/1/2011	4,636	3,092	95.85	66,453
Gregory S. MacKay	n/a	n/a	n/a	n/a	n/a
Gary L. Babbitt	1/1/2011	4,636	3,092	95.85	66,453
Joseph L. Dugan	1/1/2011	4,636	3,092	95.85	66,453
Steven H. Swartout	1/1/2011	4,636	3,092	95.85	66,453

(1) Represents awards granted under the Corporation’s Incentive Stock Plan.

For additional information regarding awards under the Corporation’s incentive compensation plans, see note 14 “Stock-Based Compensation Plans” to the Consolidated Financial Statements in the 2011 Annual Report.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)
George W. Hamlin, IV	11,177	-	30.04	n/a
	4,452	-	36.43	n/a
	7,176	-	37.57	n/a
	6,912	-	39.41	n/a
	7,080	-	42.97	n/a
	5,044	-	73.46	n/a
Frank H. Hamlin, III	-	-	-	-
Lawrence A. Heilbronner	816	-	30.04	4/13/2030
	828	1,248	39.41	4/13/2030
	848	1,276	42.97	4/13/2030
	608	908	73.46	4/13/2030
Gregory S. MacKay	4,308	-	37.57	8/3/2014
Gary L. Babbitt	-	-	-	-
Joseph L. Dugan	-	2,484	39.41	12/2/2027
	-	2,458	42.97	12/2/2027
	1,212	1,820	73.46	12/2/2027
Steven H. Swartout	828	1,248	39.41	10/17/2023
	848	1,276	42.97	10/17/2023
	608	908	73.46	10/17/2023
(1) Represents grantees 65th birthday

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(2)

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
George W. Hamlin, IV	1,248	55,163
	463	22,249
	861	43,259
	4,288	203,423
	4,596	153,392
Frank H. Hamlin, III	-	-
Lawrence A Heilbronner	882	34,540
	1,872	72,673
	779	37,434
	1,860	93,451
	3,182	150,954
	7,729	257,956
Gregory S. MacKay	-	-
Gary L. Babbitt	1,873	82,745
	779	37,434
	1,448	72,751
	3,182	150,954
	7,729	257,956
Joseph L. Dugan	882	34,540
	1,872	82,745
	779	37,434
	2,304	115,758
	3,182	150,954
	7,729	257,956
Steven H. Swartout	882	34,540
	1,872	82,745
	779	37,434
	1,912	96,063
	3,182	150,954
	7,729	257,956

(2) Represents Long-Term SARs and Medium-Term SARs granted under the Corporation’s Incentive Stock Plan.

OPTION EXERCISES AND STOCK VESTED

Stock Options(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
George W. Hamlin, IV	-	-	-	-
Frank H. Hamlin, III	-	-	-	-
Lawrence A. Heilbronner	-	-	-	-
Gregory S. MacKay	-	-	-	-
Gary L. Babbitt	-	-	-	-
Joseph L. Dugan	-	-	-	-
Steven H. Swartout	-	-	-	-

(1) Value realized upon vesting is calculated using the estimated fair value of the award on the date the award vested as the difference between the fair value of Stock upon exercise and the options’ grant price.

STOCK AWARD EXERCISES AND STOCK VESTED

	Stock Options(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
George W. Hamlin, IV	-	-	7,872	68,512
Frank H. Hamlin, III	-	-	-	-
Lawrence A. Heilbronner	-	-	588	4,924
Gregory S. MacKay	-	-	-	-
Gary L. Babbitt	-	-	588	4,924
Joseph L. Dugan	-	-	588	4,924
Steven H. Swartout	-	-	588	4,924
(1) Value realized upon vesting is calculated using the estimated fair value of the award on the date the award vested.

NONQUALIFIED DEFERRED COMPENSATION(1)

Name	Executive Contributions in 2011 ($)	Registrant Contributions in 2011 ($)(a)	Aggregate Earnings in 2011 ($)(b)	Aggregate Withdrawals/ Distributions in 2011 ($)	Aggregate Balance at December 31, 2011 ($)
George W. Hamlin, IV	none	38,632	(85,322)	none	529,111
Frank H. Hamlin, III	none	-	-	none	-
Lawrence A. Heilbronner	none	3,407	(769)	none	12,563
Gregory S. MacKay	none	-	602	none	7,276
Gary L. Babbitt	none	2,090	(423)	none	4,753
Joseph L. Dugan	none	4,131	(1,398)	none	19,181
Steven H. Swartout	none	3,325	(758)	none	12,330

1) These plans are non-contributory by the executive and are unfunded by the Corporation.  Amounts included in columns (a) and (b) in the table above, represent accruals for the year, and are included in the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table.

PROPOSAL 2

AMENDMENT TO THE CANANDAIGUA NATIONAL CORPORATION OMNIBUS INCENTIVE PLAN

On February 14, 2012, the Board of Directors adopted, upon recommendation of the Compensation Committee and subject to shareholder approval, an amendment to the Canandaigua National Corporation Omnibus Incentive Plan (the “Plan”) to remove the ten-year term limitation on stock appreciation rights (“SARs”) awards.  A copy of the proposed amendment of the Plan is attached as Appendix A to this Proxy Statement.

We believe that SAR awards under the Plan are important to our continued growth and success.  The purpose of the Plan is to promote the interests of the Corporation and its shareholders by attracting and retaining highly competent directors, officers, and employees (including prospective directors, officers, and employees) to the Corporation and its affiliates and providing a means to enable them to participate in the long-term growth and financial success of the Corporation.  As discussed above in the “Compensation Discussion and Analysis” section of this Proxy Statement, approximately 10% of each Named Executive Officer’s total compensation is directly tied to the long-term appreciation of the Corporation’s stock through the grant of SARs.  SARs represent the right to receive payment in cash or stock equal to the amount, if any, by which the market value per share of the Corporation’s common stock on the date of exercise exceeds the SAR’s grant price.

The Corporation’s Compensation Committee has historically made 60% of an SAR award long-term SARs, which are exercisable at the later of 55 years of age or 15 years of tenure or at normal retirement age (65).  The Board of Directors and the Compensation Committee believe that these long-term SAR awards align the interests of the Named Executive Officers with the Corporation’s long-term goals and those of the shareholders.

The Plan currently limits the term of SAR awards to ten years.  As the Compensation Committee and the Board of Directors believe that awards of long-term SARs are a key component of the compensation of the Named Executive Officers, we believe that Section 8 of the Plan should be amended as follows (deletions are ~~struckthrough~~):

“Stock Appreciation Rights.  SARs may be granted to Participants at any time as determined by the Committee. The grant price of any SAR shall be equal to the Fair Market Value of the Stock on the date of its grant unless the SARs are substitute or assumed SARs as described in section 13 hereto. An SAR may be exercised upon such terms and conditions and for the term the Committee in its sole discretion determines~~; provided, however, that the term shall not exceed 10 years~~. Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of Stock on the date of exercise and the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised.  The payment may be made in cash or Stock, at the discretion of the Committee. In no event shall the Committee cancel any outstanding SAR with a grant price greater than the then current Fair Market Value of the Stock for the purpose of reissuing any other Award to the Participant at a lower grant price, or reduce the grant price of an outstanding SAR without shareholder approval.”

The amendment of the Plan will not be effective unless and until approved by shareholders.  No awards have been granted under the Plan to date, and no SAR awards will be granted until after the 2012 Annual Meeting of Shareholders due to this proposal to remove the ten-year term limitation on SARs.  Awards under the Plan will be made to eligible participants at the discretion of the Committee.  As a result, it is not possible to determine the number or type of awards that may be granted at this time.

Summary Description of the Omnibus Incentive Plan

The Plan provides for awards of: (a) incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”) to purchase shares of Common Stock; (b) SARs; (c) restricted stock; (d) phantom stock; (e) performance unit awards; and (f) restricted stock units (“RSUs”).

The following is a summary of the principal features of the Plan.  This description is qualified in its entirety by the terms of the Plan, a copy of which is filed as Exhibit 10.10 to the Corporation’s Form 10-Q for the quarterly period ended March 31, 2011, and is incorporated herein by reference.

Administration

The Plan will be administered by the Compensation Committee or the full Board, unless the Board appoints another committee to administer the Plan (the “Committee”).  The Committee will have the discretionary authority to: (a) administer, construe, and interpret the Plan; (b) grant incentive compensation under the Plan (an “Award”) to any individual designated by the Committee as eligible to receive an Award under the Plan (a “Participant”); (c) determine the terms and conditions of Awards; and (d) make all other determinations which it deems necessary or advisable for the administration of the Plan, consistent, as applicable, with Section 162(m) of the Internal Revenue Code, as amended (the “Code”) and other compliance requirements.

The Committee or the Board may delegate to one or more officers of the Corporation the authority to select employees to participate in the Plan and to determine the number and type of Awards to be granted to such Participants, except with respect to: Awards to officers subject to Section 16 of the Exchange Act; Awards to non-employee directors of the Corporation; and Awards to officers who are, or who are reasonably expected to be, a covered employee within the meaning of Code Section 162(m).

Eligibility to Participate

Participants will generally consist of employees and non-employee directors of the Corporation and its subsidiaries.  Certain individuals, however, are excluded from participation in the Plan (e.g., contract laborers and independent contractors).

Shares Available Under the Plan and for Awards

An aggregate of 96,000 shares of Common Stock have been reserved for issuance under the Plan.  Stock covered by an Award granted under the Plan will not be counted as used until actually issued and delivered to a Participant.  Any Common Stock covered by an SAR will be counted as used only to the extent Common Stock is actually issued to the Participant upon exercise of the SAR.  Only 96,000 shares of Common Stock may be issued under the Plan through ISOs.

Payment and Limitations

Payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Committee determines.  The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents, and interest on such dividends or dividend equivalents, other than Stock Options and SARs intended to be exempt from Code Section 409A.  An Award may also be subject to other provisions as the Committee determines appropriate, including provisions intended to comply with applicable law.

The date the Committee (or its delegate) approves the Award, or a later date specified in the Award, shall be the grant date of the Award for all purposes.

The Corporation will, to the extent permitted by governing law, require reimbursement of any cash or equity based incentive compensation paid to any Named Executive Officer where: (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, and (ii) in the Committee’s view the officer engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement.

Stock Options

The Committee shall determine the number of shares subject to each stock option, the terms and conditions including vesting and expiration, and whether the stock option is an ISO.  The exercise price for each stock option shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock on the date the stock option is granted unless the option is a substitute or assumed option.  No stock option may be exercisable more than ten (10) years from the grant date, subject to additional restrictions in the Code.  The exercise price may be paid to the Corporation by cash payment or its equivalent or, generally, pursuant to such other methods of payment as the Committee deems appropriate.  An ISO will be treated as an NSO if it fails to meet the requirements of Section 422 of the Code.

Stock Appreciation Rights

The grant price of any SAR shall be equal to the fair market value of the Common Stock on the grant date unless the SARs are substitute or assumed SARs.  An SAR may be exercised upon such terms and conditions and for the term the Committee determines; provided, however, that the term shall not exceed ten (10) years.  Upon exercise of an SAR, the Participant will be entitled to receive an amount determined by multiplying: (a) the difference between the fair market value of a share of Common Stock on the exercise date and the grant price of the SAR, by (b) the number of shares with respect to which the SAR is exercised.  The payment to the Participant may be made in cash or stock.

Restricted Stock, RSUs, and Phantom Stock

Restricted stock, RSUs, and phantom stock shall be subject to the terms, conditions, and restrictions the Committee determines in granting the Award, including restrictions regarding sale or transfer, forfeiture in the event of termination of employment, and the attainment of certain performance criteria.  All restrictions will expire at such times as the Award specifies. RSUs and phantom stock will be paid or settled within 60 days after the Award is deemed vested, but in no event longer than the maximum time period permitted under Code Section 409A to qualify as a short-term deferral.

Performance Unit Awards

The Committee may award performance units to Participants, subject to the terms and conditions the Committee determines; provided that the performance period may not be less than 12 months.  Each performance unit award will entitle the Participant to a payment in cash or stock upon the attainment of performance criteria and other terms and conditions specified in the Award.

Vesting and Exercise

The applicable award agreement governing an Award will contain the period during which the right to exercise the Award in whole or in part vests, including the events or conditions upon which the vesting of an Award will occur or may accelerate.  No portion of an Award which is not vested at the Participant’s termination of service with the Corporation will subsequently become vested, except as may be otherwise provided by the Committee in the agreement relating to the Award or by action following the grant of the Award.

Change in Control

Generally, upon a change in control event or upon termination and liquidation of the Plan: all outstanding stock options and SARs shall become vested and exercisable; all restrictions on restricted stock, RSUs, and phantom stock shall lapse; all performance criteria shall be deemed achieved and all other terms and conditions met; all performance unit awards, RSUs, and phantom stock shall be paid out as promptly as practicable and in no event later than 60 days following the occurrence of the change in control.  The Committee may also, in its sole discretion, upon a change in control:

•

provide that outstanding Awards shall be assumed or substituted for equivalent stock and awards by the acquiring or succeeding corporation;

•

upon written notice to the Participants, provide that all unexercised stock options will terminate immediately prior to the consummation of the transaction unless exercised by the Participant within a specified period following the date of such notice; or

•

in the event of a change in control under the terms of which holders of Common Stock will receive a cash payment for each share surrendered, make or provide for a cash payment to the Participants equal to the difference between (y) the change in control price times the number of shares of Stock subject to such outstanding stock options and SAR (to the extent then exercisable at prices not in excess of the change in control price) and (z) the aggregate exercise price of all such outstanding stock options and SARs, in exchange for the termination of such stock options and SARs.

In the event stock options and SARs will terminate upon the consummation of the transaction, each Participant shall be permitted, within a specified period determined by the Committee, to exercise all non-vested stock options and SARs, subject to the consummation of the change in control.  At the option of the Committee in its sole discretion, any Award which is not “in the money” as of the date of consummation of the change in control may be canceled automatically without any action of the Participant and without consideration.

Adjustment Provisions

In the event of any change affecting the number, class, market price or terms of the Common Stock, the Committee will equitably substitute or adjust the terms of, and the stock that may be issued under or in connection with, the Plan or any outstanding Awards; provided, however, that any equitable adjustment must be consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

Transfers

Awards granted under the Plan may not be transferred other than by will or the laws of descent and distribution.

Taxes

The Corporation has the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy applicable federal, state or local taxes (including the Participant’s FICA obligation).  Participants will have the ability to make alternative arrangements with the Corporation for the payment of such taxes.  In the case of non-employee Participants, in the absence of any other arrangement and to the extent permitted under applicable law, the Corporation may withhold from the cash or shares to be issued upon the settlement of an Award that amount or number of shares having a fair market value equal to the amount required to be withheld.

Duration of the Plan

No Award shall be made under the Plan more than ten (10) years after the date the Plan is adopted by the Board or approved by the shareholders of the Corporation, whichever is earlier.

Amendment and Termination

The Board or Committee may amend the Plan from time to time or terminate the Plan at any time; provided, however, that: (i) no provision of the Plan requiring shareholder approval shall be amended to eliminate such requirement; and (ii) no amendment may reduce the amount of the Award or adversely affect the rights of the Participant under such Award without the Participant’s consent, except as provided in Code Section 409A.

Rights as a Shareholder

A Participant shall not possess any rights of a shareholder with respect to the stock covered by any Award until the Participant becomes the record holder of such Stock, provided that a Participant may have certain shareholder rights with respect to restricted stock (except the right to receive dividends on unvested stock) as set forth in the Award.

Termination for Cause

Upon termination of a Participant’s employment with the Corporation for cause (as defined in the Plan), any and all Awards held by such Participant shall immediately terminate in their entirety upon notice to the Participant of the termination of his or her employment.

Certain Federal Tax Aspects of the Omnibus Incentive Plan

The following summary describes the federal income tax treatment that would apply to awards under the Plan.  The summary is based on the law as in effect on February 1, 2012.  The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Incentive Stock Options:  An optionee realizes no taxable income upon the grant or, for regular tax purposes, upon the exercise of an ISO.  However, the exercise of an ISO increases the optionee’s alternative minimum taxable income by an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price, and this increase may give rise to an alternative minimum tax liability.  With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Corporation) equal to the value of the shares at the time of exercise less the exercise price.  Any additional gain recognized in the disposition is treated as capital gain for which the Corporation is not entitled to a deduction.  If the optionee does not dispose of the shares until after the expiration of these two- and one-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Corporation is not entitled to a deduction.

The exercise of an ISO more than three months following termination of employment would result in the tax consequences described below for NSOs, except that special rules would apply in the case of disability or death.  An individual’s stock options otherwise qualifying as ISOs would be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options:  An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Corporation at the time it is granted.  An optionee exercising an NSO would, at the time of exercise, recognize ordinary income equal to (a) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant multiplied by (b) the number of shares with respect to which the option is being exercised. A corresponding deduction would be available to the Corporation.  If the NSO were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes.

Restricted Stock Awards:  A participant acquiring restricted stock generally would recognize ordinary income equal to the fair market value of the shares on the date the shares are no longer subject to a substantial risk of forfeiture (and are freely transferable) unless the participant had elected to make a timely election pursuant to Section 83(b) of the Code, in which case, the participant would recognize ordinary income on the date the shares were acquired.  If the restricted stock were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes.  Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value upon which the participant recognized ordinary income, would be taxed as a capital gain or loss.  The amount and timing of the deduction available to the Corporation will correspond to the income recognized by the participant.

Stock Appreciation Rights, Restricted Stock Units, and Performance Units:  The grant of SARs, RSUs or performance units would result in no taxable income to the Participant or deduction to the Corporation.  A holder of an SAR would, upon exercise, recognize taxable income equal to (a) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant, multiplied by (b) the number of shares with respect to which the SAR is being exercised.  A Participant awarded RSUs or performance units would recognize ordinary income in an amount equal to the fair market value of the compensation issued to the participant on the settlement date.  If the Participant were an employee, such taxable or ordinary income generally would be subject to withholding and employment taxes, and a corresponding deduction would be available to the Corporation.  Where an award is settled in the shares of our common stock, any additional gain or loss recognized upon the disposition of such shares or property would be capital gain or loss.

Section 162(m):  Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code.  Certain performance-based awards under plans approved by shareholders are not subject to the deduction limit.  Stock options and SARs awarded under the Plan are intended to be eligible for this performance-based exception.

Section 409A:  Section 409A of the Code imposes restrictions on nonqualified deferred compensation.  Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge.  Stock options and SARs granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features.  Stock options and SARs that would be awarded under the Plan are intended to be eligible for this exception.

Required Vote

Approval of the amendment to the Plan requires the approval of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE

APPROVAL OF THE AMENDMENT TO THE CORPORATION’S OMNIBUS INCENTIVE PLAN.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors selected KPMG LLP as independent certified public accountants of Canandaigua National Corporation for the year ended December 31, 2011.  Representatives of KPMG LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  They will be given the opportunity to make a statement if they so desire.

SHAREHOLDER PROPOSALS

SEC Rule 14a-8:  To be considered for inclusion in the Corporation’s Proxy Statement and form of Proxy relating to the 2013 Annual Meeting of Shareholders, which is anticipated to be held on April 10, 2013, a shareholder proposal must be received by the Secretary of the Corporation at the address set forth on the first page of this Proxy Statement not later than November 1, 2012.  Shareholders intending to submit proposals to be included in the Corporation’s Proxy Statement must comply with the provisions of SEC Rule 14a-8.  Proposals so presented may be excluded from the proxy solicitation materials if they fail to meet the criteria established under the Exchange Act.  Any shareholder wishing to make such a nomination should submit it to the Secretary of the Corporation.

A shareholder proposal must be delivered to the Secretary of the Corporation no earlier than October 2, 2012, and no later than November 1, 2012.  The shareholder’s notice shall set forth:

(a)

as to the shareholder giving the notice and all persons and entities acting in concert with the shareholder or, in the case of a proposal to nominate an individual(s) for election to the Board: (1) their name(s) and business address(es); (2) their name(s) and address(es) as they appear on the Corporation’s books (if they so appear); and (3) the class and number of shares of the Corporation they beneficially own;

(b)

as to the business being proposed: (1) a brief description of the business desired to be brought before the meeting; (2) the reasons for conducting such business at the meeting; and (3) any material interest of the shareholder in such business;

(c)

if the shareholder proposal is to nominate individual(s) for election as a director, as to each proposed nominee: (1) the name, age, business address, and residence address of such person; (2) the principal occupation or employment of such person; (3) the class and number of shares of the Corporation which are beneficially owned by such person; and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and

(d)

such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider the proposal and to comply with applicable law.

In addition, the proposed business must be a proper matter for shareholder action under the New York Business Corporation Law and business which would be required to be included in the Corporation’s Proxy Statement for the 2013 Annual Meeting of Shareholders under applicable federal securities laws, and the shareholder bringing such business before the 2013 Annual Meeting of Shareholders must be present at the meeting in person or by proxy.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the 2012 Annual Meeting of Shareholders.  However, if other matters should come before the meeting, it is the intention of each person named in the Proxy to vote it in accordance with his or her judgment on such matters.

To the extent permitted under the rules of the Securities and Exchange Commission, the information presented in this Proxy Statement under the captions “Report of the Audit Committee” and “Report of the Compensation Committee” shall not be deemed to be “soliciting material,” shall not be deemed filed with the Commission, and shall not be incorporated by reference in any filing by the Corporation under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

By Order of the Board of Directors

/s/ Steven H. Swartout

Steven H. Swartout, Secretary

March 1, 2012

APPENDIX A

PROPOSED AMENDMENT TO CANANDAIGUA NATIONAL CORPORATION OMNIBUS INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the Canandaigua National Corporation Omnibus Incentive Plan (the “Plan”), amending Section 8 of the Plan, was adopted by the Board of Directors of Canandaigua National Corporation (the “Corporation”), upon recommendation of the Compensation Committee of the Board of Directors, on February 14, 2012, and is effective as of April __, 2012, the date the Amendment was approved by the shareholders of the Company.

The Plan is hereby amended by deleting Section 8 and replacing it in its entirety as follows:

“Stock Appreciation Rights.  SARs may be granted to Participants at any time as determined by the Committee. The grant price of any SAR shall be equal to the Fair Market Value of the Stock on the date of its grant unless the SARs are substitute or assumed SARs as described in section 13 hereto. An SAR may be exercised upon such terms and conditions and for the term the Committee in its sole discretion determines. Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of Stock on the date of exercise and the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised.  The payment may be made in cash or Stock, at the discretion of the Committee. In no event shall the Committee cancel any outstanding SAR with a grant price greater than the then current Fair Market Value of the Stock for the purpose of reissuing any other Award to the Participant at a lower grant price, or reduce the grant price of an outstanding SAR without shareholder approval.”

To record adoption of the Amendment of the Plan by the Board as of February 14, 2012, and approval of the Amendment by the shareholders on April __, 2012, the Company has caused its authorized officer to execute this Amendment to the Plan.

CANANDAIGUA NATIONAL CORPORATION

By: ___________________________________

Name:

Title:

Date: